As filed with the Securities and Exchange Commission on August 2, 2022

Registration No. 333-264942

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3

TO

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TuanChe Limited

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of registrant’s name into English)

Cayman Islands	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

9F, Ruihai Building, No. 21 Yangfangdian Road

Haidian District

Beijing, 100038

The People’s Republic of China

(+86-10) 6399-8902

(Address and telephone number of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(800) 221-0102

(Name, address and telephone number of agent for service)

Copies to:

Dan Ouyang, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

Unit 2901, 29F, Tower C, Beijing Yintai Centre

No. 2 Jianguomenwai Avenue,

Chaoyang District, Beijing 100022

The People’s Republic of China

+86 10-6529-8300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS

Subject to Completion, dated August 2, 2022

TuanChe Limited

Class A Ordinary Shares

Class A Ordinary Shares represented by American Depositary Shares

Preferred Shares

Debt Securities

Warrants

Units

We may from time to time in one or more offerings offer and sell Class A ordinary shares, including Class A ordinary shares represented by American Depositary Shares (“ADSs”), preferred shares, debt securities, warrants, either individually or as units composed of one or more of the other securities, of an aggregate offering price of up to US$300,000,000.

We are not a Chinese operating company. TuanChe Limited, our ultimate Cayman Islands holding company, does not have any substantive operations. We carry out our value-added telecommunications business in mainland China through our subsidiaries in mainland China, the variable interest entities (the “VIEs”), and their subsidiaries. Neither the investors in us nor we ourselves have an equity ownership in, direct foreign investment in, or control of, through such ownership or investment, the VIEs. Instead, we, through our wholly owned subsidiaries in mainland China (the “WFOEs”), entered into a series of contractual arrangements with the VIEs and their respective shareholders. Neither we nor our subsidiaries own any share in the VIEs. Because of these contractual arrangements, we are the primary beneficiary of the VIEs for accounting purposes and able to consolidate the financial results of the VIEs with ours only if we meet the conditions for consolidation under U.S. GAAP. PRC laws and regulations restrict and impose conditions on foreign investment in value-added telecommunications services business. Accordingly, we operate our value-added communications business in mainland China through the VIEs and their subsidiaries, and we could receive the economic rights and exercise significant influence on the VIEs’ business operations that results in consolidation of the VIEs’ operations and financial results into our financial statements through the contractual arrangements, provided that we meet the conditions for consolidation under U.S. GAAP. The VIE structure is used to replicate foreign investment in China-based companies where the PRC laws restrict direct foreign investment in the operating companies. However, our contractual arrangements with the VIEs are not equivalent of an investment in the VIEs. The VIE structure involves unique risks to investors in the ADSs. Investors in the ADSs are purchasing equity securities of our ultimate Cayman Islands holding company rather than purchasing equity securities of the VIEs, and investors in the ADSs may never hold equity interests in the VIEs. As used in this prospectus, “we,” “us,” “our company,” “our,” or “TuanChe” refers to TuanChe Limited and its subsidiaries, and the VIEs refer to TuanChe Internet Information Service (Beijing) Co., Ltd., Shenzhen Drive New Media Co., Ltd., Beijing Internet Drive Technology Co., Ltd., and/or Tansuojixian Technology (Beijing) Co., Ltd., and their respective subsidiaries, as the context requires.

The ADSs are listed on the Nasdaq Capital Market under the symbol “TC.” The last reported sale price of the ADSs on August 1, 2022 was US$1.82 per ADS.

Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our ordinary shares in any 12-month period so long as the aggregate market value of our issued and outstanding ordinary shares held by non-affiliates remains below US$75,000,000. The aggregate market value of our issued and outstanding Class A ordinary shares held by non-affiliates, or public float, as of August 1, 2022, was approximately US$22.3 million, which was calculated based on 195,816,675 Class A ordinary shares held by non-affiliates and the per ADS price of US$1.82, which was the closing price of our ADSs on August 1, 2022. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

Each time we sell these securities, we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities offered. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any prospectus supplement before you invest in any of these securities.

We may offer and sell the securities from time to time at fixed prices, at market prices or at negotiated prices, to or through underwriters, to other purchasers, through agents, or through a combination of these methods, on a continuous or delayed basis. See “Plan of Distribution.” If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

Our ordinary shares consist of Class A ordinary shares and Class B ordinary shares. Each Class A ordinary share is entitled to one vote, and each Class B ordinary share is entitled to fifteen votes on all matters subject to vote at general meetings of our company. Each Class B ordinary share is convertible into one Class A ordinary share at any time at the option of the holder thereof, while Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. Upon any sale, transfer, assignment or disposition of Class B ordinary shares by a holder to any person or entity which is not an affiliate of such holder, or upon a change of ultimate beneficial ownership of any Class B ordinary share to any person or entity who is not an affiliate of such holder, each of such Class B ordinary shares shall be automatically and immediately converted into one Class A ordinary share. See “Description of Share Capital.”

Our corporate structure is subject to risks associated with our contractual arrangements with the VIEs. These contractual arrangements have not been properly tested in a court of law, and the PRC regulatory authorities could disallow our corporate structure at any time, which could result in a material change in our operations and the value of our securities could decline or become worthless. Because of our corporate structure, our Cayman Islands holding company, the WFOEs, the VIEs and their subsidiaries, and our investors face uncertainty with respect to the interpretation and the application of the PRC laws and regulations, including but not limited to limitation on foreign ownership of value-added telecommunications service companies, regulatory review of overseas listing of companies in mainland China through a special purpose vehicle, and the validity and enforcement of the contractual agreements. We are also subject to the risks of uncertainty about any future actions of the PRC government in this regard. Our contractual agreements may not be effective in providing control over the VIEs. To the extent practicable commercially and in compliance with the relevant PRC laws and regulations, we plan to conduct the VIEs’ current businesses through our subsidiaries in mainland China and cease substantially all of the operation of the VIEs within the next three to five years. We may also be subject to sanctions imposed by PRC regulatory agencies, including China Securities Regulatory Commission, if we fail to comply with their rules and regulations. For a detailed discussion of risks related to our corporate structure, see “Risk Factors — Risks Related to Our Corporate Structure.”

Under our corporate structure, our ability to pay dividends and to service any debt we may incur and pay our operating expenses principally depends on dividends paid by our subsidiaries in mainland China. Cash is transferred through our organization in the manner as follows: (1) we may transfer funds to our WFOEs through our Hong Kong subsidiary, TuanChe Information Limited, by additional capital contributions or shareholder loans, as the case may be; (2) our subsidiaries in mainland China may provide loans to the VIEs, subject to statutory limits and restrictions; (3) the VIEs may pay service fees to our subsidiaries in mainland China for services rendered by our subsidiaries in mainland China; (4) our subsidiaries in mainland China may pay service fees to the VIEs for services rendered by the VIEs; and (5) our subsidiaries in mainland China may make dividends or other distributions to us through TuanChe Information Limited. We do not have cash management policies dictating how funds are transferred throughout our organization. In 2021, our subsidiaries in mainland China received cash of RMB2.0 million from the VIEs for services rendered to the VIEs and their subsidiaries. In 2021, our subsidiaries in mainland China paid cash of RMB0.6 million to the VIEs for services rendered by the VIEs and their subsidiaries. The foregoing cash flows include all distributions and transfers between our Cayman Islands holding company, our subsidiaries and the VIEs as of the date of this prospectus. As of the date of this prospectus, none of our subsidiaries have ever issued any dividends or made other distributions to us or their respective holding companies nor have we or any of our subsidiaries ever paid dividends or made other distributions to U.S. investors. We currently intend to retain all future earnings to finance the VIEs’ and our subsidiaries’ operations and to expand their business and we do not expect to pay any cash dividends in the foreseeable future. For details regarding distributions and transfers between our Cayman Islands holding company, our subsidiaries and the VIEs, see “Item 5. Operating and Financial Review and Prospects—Financial Information Related to the VIEs” and “Item 5. Operating and Financial Review and Prospects—Cash Flows through Our Organization” in our annual report on Form 20-F for the fiscal year ended December 31, 2021 filed with the SEC on April 29, 2022 (the “2021 Form 20-F”), which is incorporated herein by reference, and “Prospectus Summary—Financial Information Related to the VIEs” and “Prospectus Summary—Cash Flows through Our Organization” in this prospectus.

There are limitations on our ability to transfer cash between us, our subsidiaries and the VIEs, and there is no assurance that the PRC government will not intervene or impose restrictions on cash transfer between us, our subsidiaries and the VIEs. We may encounter difficulties in our ability to transfer cash between subsidiaries in mainland China and other subsidiaries largely due to various PRC laws and regulations imposed on foreign exchange. The majority of our income is denominated in Renminbi, and shortage in foreign currencies may restrict our ability to pay dividends or other payment to satisfy our foreign currency denominated obligations, if any. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions can be made in foreign currencies without prior approval from the State Administration of the Foreign Exchange in the PRC as long as certain procedural requirements are met. Approval from appropriate government authorities is required if Renminbi is converted into foreign currency and remitted out of the PRC to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may, at its discretion, impose restrictions on access to foreign currencies for current account transactions and if this occurs in the future, we may not be able to pay dividends in foreign currencies to our shareholders. The PRC government has implemented a series of capital control measures, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. It may continue to strengthen its capital controls and dividends and other distributions of our subsidiaries in mainland China may be subjected to tighter scrutiny and may limit the ability of our Cayman Islands holding company, to use capital from our subsidiaries in mainland China, which may restrict our ability to satisfy our liquidity requirements. To the extent cash or assets in the business is in mainland China or Hong Kong or in an entity domiciled in mainland China or Hong Kong, and may need to be used to fund operations outside of mainland China or Hong Kong, the funds and assets may not be available to fund operations or for other uses outside of mainland China or Hong Kong due to interventions in or the imposition of restrictions and limitations by the government on our, our subsidiaries’ or the VIEs’ ability to transfer cash and assets. For more detailed discussion of the restrictions and limitations on the ability to transfer cash or distribute earnings between our subsidiaries and the VIEs, and between our Cayman Islands holding company and the VIEs, see “Prospectus Summary — Cash Flows through Our Organization” and “Risk Factors—Risks Related to Our Corporate Structure—We may rely on dividends and other distributions on equity paid by our subsidiaries in mainland China and Hong Kong to fund any cash and financing requirements we may have, and any limitation on the ability of our subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct the business” in this prospectus. See “Prospectus Summary — Financial Information Related to the VIEs” for the reconciliation between the deconsolidated financial information of our Cayman Islands holding company, our subsidiaries and the VIEs and our condensed consolidated financial statements.

We and the VIEs face various legal and operational risks and uncertainties related to being based in and having significant operations in mainland China. The PRC government has significant authority to exert influence on the ability of a China-based company, such as us and the VIEs, to conduct its business, accept foreign investments or list on U.S. or other foreign exchanges. For example, we and the VIEs face risks associated with regulatory approvals of offshore offerings, oversight on cybersecurity and data privacy, as well as the lack of inspection by the Public Company Accounting Oversight Board (the “PCAOB”) on our auditors. Such risks could result in a material change in our operations and/or the value of the ADSs or could significantly limit or completely hinder our ability to offer ADSs and/or other securities to investors and cause the value of such securities to significantly decline or be worthless. These regulatory risks and uncertainties could become applicable to our Hong Kong subsidiary if regulatory authorities in Hong Kong adopt similar rules and/or regulatory actions. For a detailed description of risks relating to doing business in mainland China, see “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China” in the 2021 Form 20-F and “Risk Factors— Risks Related to Doing Business in China” in this prospectus.

Our financial statements contained in the 2021 Form 20-F have been audited by an independent registered public accounting firm that was not included in the list of PCAOB Identified Firms of having been unable to be inspected or investigated completely by the PCAOB in the PCAOB Determination Report issued in December 2021. We have not been identified by the Securities and Exchange Commission (the “SEC”) as a commission-identified issuer under the Holding Foreign Companies Accountable Act (the “HFCA Act”) as of the date of this prospectus. If, in the future, we have been identified by the SEC for three consecutive years (or two consecutive years if the Accelerating Holding Foreign Companies Accountable Act is signed into law) as a commission-identified issuer whose registered public accounting firm is determined by the PCAOB that it is unable to inspect or investigate completely because of a position taken by one or more authorities in China, the SEC may prohibit our shares or the ADSs from being traded on a national securities exchange or in the over the counter trading market in the United States.

Investing in these securities involves risks. See the “Risk Factors” section contained in this prospectus, the applicable prospectus supplement and the documents we incorporate by reference in this prospectus to read about factors you should consider before investing in these securities.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the disclosures in this prospectus, including any prospectus supplement and documents incorporated by reference. Any representation to the contrary is a criminal offense.

The date of this prospectus is    , 2022

ABOUT THIS PROSPECTUS

You should read this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference.”

In this prospectus, unless otherwise indicated or unless the context otherwise requires,

•	“ADSs” refers to American depositary shares, each representing 16 Class A ordinary shares;
•	“China” or “PRC” refers to the People’s Republic of China;
•	“industry customers” refers to business customers to which we offer services, including auto dealers, automakers, automobile accessory manufacturers, aftermarket service providers and other automotive related goods and service providers;
•	“Renminbi” or “RMB” refers to the legal currency of China;
•	“TuanChe,” “we,” “us,” “our company” or “our” refers to TuanChe Limited, a Cayman Islands exempted company with limited liability and its subsidiaries;
•	“U.S. GAAP” refers to generally accepted accounting principles in the United States;
•	“US$,” “dollars” or “U.S. dollars” refers to the legal currency of the United States; and
•	“VIEs” refers to TuanChe Internet Information Service (Beijing) Co., Ltd., Shenzhen Drive New Media Co., Ltd., Beijing Internet Drive Technology Co., Ltd. and/or Tansuojixian Technology (Beijing) Co., Ltd., and their respective subsidiaries, as the context requires.

This prospectus is part of a registration statement on Form F-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”), using a shelf registration process permitted under the Securities Act of 1933, as amended (the “Securities Act”). By using a shelf registration statement, we may sell any of our securities to the extent permitted in this prospectus and the applicable prospectus supplement, from time to time in one or more offerings on a continuous or delayed basis. This prospectus only provides you with a summary description of these securities. Each time we sell the securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. We urge you to read this entire prospectus (as supplemented or amended), including our consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference in this prospectus from our other filings with the SEC, before making an investment decision. Investors should note that TuanChe Limited, our ultimate Cayman Islands holding company, is not an operating company, and we conduct our operations in mainland China described in this prospectus primarily through our subsidiaries in mainland China, the VIEs, and their subsidiaries.

Our Corporate Structure and Contractual Arrangements with the VIEs

TuanChe Limited, our ultimate Cayman Islands holding company and the entity in which investors are purchasing their interest, does not have any substantive operations. We carry out our value-added telecommunications business in mainland China through our subsidiaries in mainland China, the VIEs, and their subsidiaries. We, through our WFOEs, entered into a series of contractual arrangements with the VIEs and their respective shareholders. The VIE structure involves unique risks to investors in the ADSs. Investors in the ADSs are purchasing equity securities of our ultimate Cayman Islands holding company rather than purchasing equity securities of the VIEs, and investors in the ADSs may never hold equity interests in the VIEs. The following diagram illustrates our corporate structure, including our principal subsidiaries and affiliated entities, as of the date of this prospectus.

TuanChe Limited (Cayman) (1)
100%
100%
100%
Long Ye International Limited (Cayman)
TuanChe Information Limited (Hong Kong)
TuanChe Group Inc. (Cayman)
100%
100%
Long Ye Information Technology Limited (Hong Kong)
TuanChe Information Group Limited (Hong Kong)
Outside China
Inside China
100%
100%
100%
Beijing SanguMaolu Information Technology Limited
TuanYuan Internet Technology (Beijing) Co., Ltd.
Chema Technology (Beijing) Co., Ltd.
Tansuojixian (Beijing) Co., Ltd. (3)
Shenzhen Drive New Media Co., LTD(4)
Beijing Internet Drive Technology Co., LTD(3)
Mr. Wei Wen
Other Existing Shareholders (2)
65.9983%
34.0017%
TuanChe Internet Information Service (Beijing) Co., Ltd.
100%
TuanChe (Beijing) Automobile Sales & Service Co., Ltd.
Equity interest
Contractual arrangements

(1)

As of the date of this prospectus, shareholders who own 5% or more of our issued and outstanding ordinary shares include Mr. Wei Wen (directly and through WW Long Limited), K2 Partners, Highland Funds, Beijing Z-Park Fund Investment Center (Limited Partner), BAI GmbH, who hold 18.6%, 12.9%, 9.5%, 9.5% and 8.9% of the total outstanding shares of TuanChe Limited on an as-converted basis, respectively. Shareholders who are directors and executive officers of TuanChe Limited include Mr. Wei Wen and Mr. Jianchen Sun, who hold 18.6% and 4.4% of outstanding shares of TuanChe Limited on an as-converted basis; Ms. Wendy Hayes, Mr. Zijing Zhou, Mr. Hui Yuan and Mr. Chenxi Yu, each of whom hold less than 1% of outstanding shares of TuanChe Limited on an as-converted basis. Directors and executive officers as a group hold 24.2% of the total outstanding shares of TuanChe Limited on an as-converted basis.

(2)

Mr. Zhiwen Lan, Mr. Jianchen Sun, Mr. Qiuhua Xu, Mr. Xingyu Du, Mr. Zijing Zhou, Mr. Zhen Ye, and Lanxi Puhua Juli Equity Investment L.P. hold a 1.1226%, 15.2170%, 0.9972%, 13.2840%, 0.0973%, 0.5836%, and 2.7000% equity interest in TuanChe Internet, respectively.

(3)	Mr. Wei Wen, Mr. Jianchen Sun and Mr. Congwu Cheng hold a 77.59%, 20.00% and 2.41% equity interest in Tansuojixian (Beijing) Co., Ltd.
(4)	Mr. Mingyou Li and Mr. Xingyu Du hold a 99.0% and 1.0% equity interest in Shenzhen Drive New Media Co., Ltd., respectively.
(5)	Mr. Mingyou Li and Mr. Xingyu Du hold a 99.0% and 1.0% equity interest in Beijing Internet Drive Technology Co., Ltd., respectively.

We, through the WFOEs, entered into a series of contractual arrangements with the VIEs and their respective shareholders. Neither we nor our subsidiaries own any share in the VIEs. Because of these contractual arrangements, we are the primary beneficiary of the VIEs for accounting purposes and able to consolidate the financial results of the VIEs with ours only if we meet the conditions for consolidation under U.S. GAAP. PRC laws and regulations restrict and impose conditions on foreign investment in value-added telecommunications services business. Accordingly, we operate our value-added telecommunications business in mainland China through the VIEs and their subsidiaries, and we could receive the economic rights and exercise significant influence on the VIEs’ business operations that results in consolidation of the VIEs’ operations and financial results into our financial statements through the contractual arrangements, provided that we meet the conditions for consolidation under U.S. GAAP. The VIE structure is used to replicate foreign investment in China-based companies where the PRC laws restrict direct foreign investment in the operating companies. The VIE structure is used to replicate foreign investment in China-based companies where the PRC laws restrict direct foreign investment in the operating companies. However, our contractual arrangements with the VIEs are not equivalent of an investment in the VIEs. The VIE structure involves unique risks to investors in the ADSs. Investors in the ADSs are purchasing equity securities of our ultimate Cayman Islands holding company rather than purchasing equity securities of the VIEs, and investors in the ADSs may never hold equity interests in the VIEs. Chinese regulatory authorities could disallow this structure, which would likely result in a material change in our and/or the VIE’s operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless. If the PRC government deems that the contractual arrangements with the consolidated VIEs domiciled in mainland China do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change or are interpreted differently in the future, we, our subsidiaries and the VIEs could be subject to severe penalties or be forced to relinquish their interests in those operations. It is uncertain whether any new PRC laws or regulations relating to variable interest entity structures will be adopted or if adopted, what they would provide. To the extent cash or assets in the business is in mainland China or Hong Kong or in an entity domiciled in mainland China or Hong Kong, and may need to be used to fund operations outside of mainland China or Hong Kong, the funds and assets may not be available to fund operations or for other uses outside of mainland China or Hong Kong due to interventions in or the imposition of restrictions and limitations by the government on our, our subsidiaries’ or the VIEs’ ability to transfer cash and assets. See “Risk Factors — Risks Relating to the Corporate Structure.”

Our Contractual Arrangements

PRC laws and regulations place certain restrictions on foreign investment in value-added telecommunications service businesses. We conduct our operations in mainland China principally through our subsidiaries in mainland China, the VIEs, and their subsidiaries (collectively, the “consolidated affiliated entities”). We have entered into a series of contractual arrangements, through TuanYuan, Sangu Maolu or Chema Beijing (as applicable), with each of the VIEs and their respective shareholders, respectively, which enable us to:

●	exercise significant influence over each of our consolidated affiliated entities;
●	receive substantially all of the economic benefits of our consolidated affiliated entities; and
●	have an exclusive call option to purchase all or part of the equity interests in and/or assets of each of our VIEs when and to the extent permitted by PRC laws.

As a result of these contractual arrangements, we are the primary beneficiary of the consolidated affiliated entities, and, therefore, have consolidated their financial results in our consolidated financial statements in accordance with U.S. GAAP.

Below is a summary of the currently effective contractual arrangements by and among our WFOEs, the VIEs and their respective shareholders.

Exclusive Business Cooperation Agreement

Pursuant to the exclusive business cooperation agreement between each of the VIEs and the applicable WFOE, the respective WFOE has the exclusive right to provide or designate any third party to provide, among other things, comprehensive business support, technical support and consulting services to the VIEs. In exchange, the VIEs pay service fees to the respective WFOE in an amount determined at such WFOE’s discretion. Without the prior written consent of the applicable WFOE, the VIEs cannot accept any consulting and/or services provided by or establish similar cooperation relationship with any third party. Such WFOE owns the exclusive intellectual property rights created as a result of the performance of this agreement. The agreement shall remain effective unless unilaterally terminated by such WFOE with a written notice or pursuant to other provisions of the agreement, whereas the VIEs do not have any right to unilaterally terminate the exclusive business cooperation agreement.

Exclusive Call Option Agreement

Under the exclusive call option agreement among the applicable WFOE, each of the VIEs and their respective shareholders, each of the shareholders of the VIEs irrevocably granted such WFOE a right to purchase, or designate a third party to purchase, all or any part of their equity interests in the VIEs at a purchase price equal to the lowest price permissible by the then-applicable PRC laws and regulations at such WFOE’s sole and absolute discretion to the extent permitted by PRC law. The shareholders of the VIEs shall promptly give all considerations they received from the exercise of the options to our WFOEs (as applicable). Without the applicable WFOE’s prior written consent, the VIEs and their respective shareholders shall not enter into any major contract except for those entered in the daily business operations. Without the applicable WFOE’s prior written consent, the VIEs and their respective shareholders shall not sell, transfer, license or otherwise dispose of any of the VIEs’ assets or allow any encumbrance of any assets. The VIEs shall not be dissolved or liquidated without the written consent by the applicable WFOE. This agreement shall remain in effect and the VIEs do not have any right to unilaterally terminate the exclusive call option agreement.

Equity Pledge Agreement

Under the equity interest pledge agreement among the applicable WFOE, each of the VIEs and their respective shareholders, the VIEs’ shareholders pledged all of their equity of the VIEs to WFOEs as security for performance of the obligations of the VIEs and their respective shareholders under the exclusive call option agreement, the exclusive business cooperation agreement and the powers of attorney. If any of the specified events of default occurs, the respective WFOE may exercise the right to enforce the pledge immediately. Such WFOE may transfer all or any of its rights and obligations under the equity pledge agreement to its designee(s) at any time. The equity pledge agreement is binding on the VIEs’ shareholders and their successors. The equity pledge agreement shall remain in effect and the VIEs do not have any right to unilaterally terminate the equity interest pledge agreement.

Powers of Attorney

Pursuant to the powers of attorney executed by the shareholders of the VIEs, each of them irrevocably authorized the applicable WFOE to act on their respective behalf as exclusive agent and attorney, with respect to all rights of shareholders concerning all the equity interest held by each of them in the VIEs, including but not limited to the right to attend shareholder meetings on behalf of such shareholder, the right to exercise all shareholder rights and the voting rights (including the right to sell, transfer, pledge and dispose of all or a portion of the equity interests held by such shareholder), and the right to appoint legal representatives, directors, supervisors and chief executive officers and other senior management.

In the opinion of Shihui Partners, our PRC legal counsel, the contractual arrangements among WFOEs, the VIEs and their respective shareholders are valid, binding and enforceable under applicable PRC law currently in effect, except that the equity pledge under that certain equity pledge agreement would not be deemed validly created until they are registered with the competent governmental authorities. However, Shihui Partners has also advised us that there are substantial uncertainties regarding the interpretation and application of current or future PRC laws and regulations and there can be no assurance that the PRC government will ultimately take a view that is consistent with the opinion of our PRC legal counsel. For a description of the risks related to our corporate structure, see “Risk Factors — Risks Related to Our Corporate Structure.”

Spousal Consent Letters

Pursuant to the spousal consent letters, each of the spouses of the individual shareholders of the VIEs unconditionally and irrevocably agrees that the equity interest in the VIEs held by and registered in the name of her respective spouse will be disposed of pursuant to the relevant equity pledge agreement, the exclusive call option agreement and the powers of attorney. In addition, each of them agrees not to assert any rights over the equity interest in the VIEs held by his or her respective spouse. In addition, in the event that any of them obtains any equity interest in the VIEs held by her respective spouse for any reason, such spouse agrees to be bound by similar obligations and agreed to enter into similar contractual arrangements.

Our corporate structure is subject to risks associated with our contractual arrangements with the VIEs. These contractual arrangements have not been properly tested in a court of law, and the PRC regulatory authorities could disallow our corporate structure at any time, which could result in a material change in our operations and the value of our securities could decline or become worthless. The legal system in the PRC is not as developed as in other jurisdictions such as the United States. As a result, uncertainties in the PRC legal system could limit our ability, as a Cayman Islands holding company, to enforce these contractual arrangements and doing so may be costly. Because of our corporate structure, our Cayman Islands holding company, the WFOEs, the VIEs and their subsidiaries, and our investors face uncertainty with respect to the interpretation and the application of the PRC laws and regulations, including but not limited to limitation on foreign ownership of value-added telecommunications service companies and the validity and enforcement of the contractual agreements. We are also subject to the risks of uncertainty about any future actions of the PRC government in this regard. Our contractual agreements may not be as effective as direct ownership in providing control over the VIEs. We may also be subject to sanctions imposed by PRC regulatory agencies, including China Securities Regulatory Commission, if we fail to comply with their rules and regulations. For a detailed discussion of risks related to our corporate structure, see “Risk Factors — Risks Related to Our Corporate Structure.”

Cash Flows through Our Organization

TuanChe Limited is a holding company with no material operations of its own. We currently conduct our operations through our WFOEs, the VIEs and their respective subsidiaries. Cash is transferred through our organization in the manner as follows: (1) we may transfer funds to our WFOEs through our Hong Kong subsidiary, TuanChe Information Limited, by additional capital contributions or shareholder loans, as the case may be; (2) our subsidiaries in mainland China may provide loans to the VIEs, subject to statutory limits and restrictions; (3) the VIEs may pay service fees to our subsidiaries in mainland China for services rendered by our subsidiaries in mainland China; (4) our subsidiaries in mainland China may pay service fees to the VIEs for services rendered by the VIEs; and (5) our subsidiaries in mainland China may make dividends or other distributions to us through TuanChe Information Limited. We do not have cash management policies dictating how funds are transferred throughout our organization. We may encounter difficulties in our ability to transfer cash between subsidiaries in mainland China and other subsidiaries largely due to various PRC laws and regulations imposed on foreign exchange. If we intend to distribute dividends through TuanChe Limited (the “Parent”), our WFOEs will transfer the dividends to TuanChe Information Limited in accordance with the laws and regulations of the PRC, and then TuanChe Information Limited will transfer the dividends to the Parent, and the dividends will be distributed from the Parent to all shareholders respectively in proportion to the shares they hold, regardless of whether the shareholders are U.S. investors or investors in other countries or regions.

In 2021, our subsidiaries in mainland China received cash of RMB2.0 million from the VIEs for services rendered to the VIEs and their subsidiaries. In 2021, our subsidiaries in mainland China paid cash of RMB0.6 million to the VIEs for services rendered by the VIEs and their subsidiaries. The foregoing cash flows include all distributions and transfers between our Cayman Islands holding company, our subsidiaries and the VIEs as of the date of this prospectus. For details regarding distributions and transfers between our Cayman Islands holding company, our subsidiaries and the VIEs, see “Item 5. Operating and Financial Review and Prospects—Cash Flows through Our Organization” in the 2021 Form 20-F.

Dividend Distribution to U.S. Investors and Tax Consequences

As of the date of this prospectus, none of our subsidiaries has issued any dividends or made other distributions to us or their respective holding companies nor have we or any of our subsidiaries ever paid dividends or made other distributions to U.S. investors. We currently intend to retain all future earnings to finance the VIEs’ and our subsidiaries’ operations and to expand their business. As a result, we do not expect to pay and cash dividends in the foreseeable future.

Under our corporate structure, our ability to pay dividends and to service any debt we may incur and pay our operating expenses principally depends on dividends paid by our subsidiaries in mainland China. Under applicable PRC laws and regulations, our subsidiaries in mainland China are permitted to pay dividends to us only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, our subsidiaries in mainland China are required to allocate at least 10% of their accumulated profits each year, if any, to fund statutory reserves of up to 50% of the registered capital of the enterprise. Statutory reserves are not distributable as cash dividends except in the event of liquidation. Furthermore, if our subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments to us. In addition, the PRC tax authorities may require us to adjust the taxable income under the contractual arrangements we currently have in place in a manner that would materially and adversely affect our WFOEs’ ability to pay dividends and other distributions to us. Any limitation on the ability of our subsidiary to distribute dividends to us or on the ability of the VIEs to make payments to us may restrict our ability to satisfy our liquidity requirements.

Restrictions on Our and the VIEs’ Ability to Transfer Cash Out of Mainland China

To the extent cash or assets in the business is in mainland China or Hong Kong or in an entity domiciled in mainland China or Hong Kong, and may need to be used to fund operations outside of mainland China or Hong Kong, the funds and assets may not be available to fund operations or for other uses outside of mainland China or Hong Kong due to interventions in or the imposition of restrictions and limitations by the government on our, our subsidiaries’ or the VIEs’ ability to transfer cash and assets.

We may encounter difficulties in our ability to transfer cash between subsidiaries in mainland China and other subsidiaries largely due to various PRC laws and regulations imposed on foreign exchange. The majority of our income is denominated in Renminbi, and shortage in foreign currencies may restrict our ability to pay dividends or other payment to satisfy our foreign currency denominated obligations, if any. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions can be made in foreign currencies without prior approval from the State Administration of the Foreign Exchange in the PRC as long as certain procedural requirements are met. Approval from appropriate government authorities is required if Renminbi is converted into foreign currency and remitted out of the PRC to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may, at its discretion, impose restrictions on access to foreign currencies for current account transactions and if this occurs in the future, we may not be able to pay dividends in foreign currencies to our shareholders. The PRC government has implemented a series of capital control measures, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. It may continue to strengthen its capital controls and dividends and other distributions of our subsidiaries in mainland China may be subjected to tighter scrutiny and may limit the ability of our Cayman Islands holding company, to use capital from our subsidiaries in mainland China, which may restrict our ability to satisfy our liquidity requirements. For more detailed discussion of the restrictions and limitations on the ability to transfer cash or distribute earnings between our subsidiaries in mainland China and the VIEs, and between our Cayman Islands holding company and the VIEs, see “Risk Factors — Risks Related to Our Corporate Structure — We may rely on dividends and other distributions on equity paid by our subsidiaries in mainland China and Hong Kong to fund any cash and financing requirements we may have, and any limitation on the ability of our subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct the business” in this prospectus.

Financial Information Related to the VIEs

The following table presents the consolidated balance sheet information relating to the Parent, the VIEs and the non-variable interest entities as of December 31, 2020 and 2021.

	As of December 31, 2020
		VIE	Non-VIE		Intercompany	Group
	Parent	Consolidated	WFOE	Other subsidiaries	Elimination	Consolidated
Cash, cash equivalents and restricted cash	46,501	20,178	66,481	6,585	—	139,745
Amount due from the subsidiaries of the Group	101,952	73,036	70,094	1,134	(246,216)	—
Other current assets	50,358	18,132	120,747	—	(17,581)	171,656
Total current assets	198,811	111,346	257,322	7,719	(263,797)	311,401
Property and equipment, net	—	578	17,946	—	(12,816)	5,708
Intangible assets	—	—	—	—	21,821	21,821
Long-term investments	—	8,949	—	—	—	8,949
Investments in subsidiaries, VIEs and subsidiaries of VIEs	97,465	—	30,100	565,453	(693,018)	—
Operating lease right-of-use assets, net	—	2,003	8,798	—	—	10,801
Goodwill	—	—	115,414	—	—	115,414
Other non-current assets	—	—	5,728	—	(5,415)	313
Total non-current assets	97,465	11,530	177,986	565,453	(689,428)	163,006
Total assets	296,276	122,876	435,308	573,172	(953,225)	474,407
Accounts payable	—	3,827	17,967	—	—	21,794
Amount due to the subsidiaries of the Group	—	210,102	65,590	7,358	(283,050)	—
Short-term operating lease liabilities	—	1,025	4,886	—	—	5,911
Other current liabilities	6,614	61,473	80,372	—	—	148,459
Total current liabilities	6,614	276,427	168,815	7,358	(283,050)	176,164
Lease liabilities, non-current	—	978	3,070	—	—	4,048
Other non-current liabilities	1,498	185	5,451	—	—	7,134
Total non-current liabilities	1,498	1,163	8,521	—	—	11,182
Total liabilities	8,112	277,590	177,336	7,358	(283,050)	187,346
Total equity/(deficit)	288,164	(154,714)	257,972	565,814	(670,175)	287,061

	As of December 31, 2021
		VIE	Non-VIE		Intercompany	Group
	Parent	Consolidated	WFOE	Other subsidiaries	Elimination	Consolidated
Cash, cash equivalents and restricted cash	41,811	4,974	44,076	6,437	—	97,298
Amount due from the subsidiaries of the Group	106,845	91,767	1,976	133,860	(334,448)	—
Other current assets	1,016	29,100	95,876	—	(17,581)	108,411
Total current assets	149,672	125,841	141,928	140,297	(352,029)	205,709
Property and equipment, net	—	379	32,989	—	(29,901)	3,467
Intangible assets	—	—	—	—	17,711	17,711
Long-term investments	—	5,357	—	—	—	5,357
Investments in subsidiaries, VIEs and subsidiaries of VIEs	52,139	—	30,100	596,994	(679,233)
Operating lease right-of-use assets, net	—	1,025	4,079	—	—	5,104
Goodwill	—	—	115,414	—	—	115,414
Other non-current assets	—	—	2,256	—	(1,943)	313
Total non-current assets	52,139	6,761	184,838	596,994	(693,366)	147,366
Total assets	201,811	132,602	326,766	737,291	(1,045,395)	353,075
Accounts payable	—	395	29,182	—	—	29,577
Amount due to the subsidiaries of the Group	1,232	253,003	102,196	13,756	(370,187)	—
Short-term operating lease liabilities	—	1,025	1,564	—	—	2,589
Other current liabilities	5,210	52,646	61,762	—	—	119,618
Total current liabilities	6,442	307,069	194,704	13,756	(370,187)	151,784
Lease liabilities, non-current	—	—	1,475	—	—	1,475
Other non-current liabilities	957	98	5,451	—	—	6,506
Total non-current liabilities	957	98	6,926	—	—	7,981
Total liabilities	7,399	307,167	201,630	13,756	(370,187)	159,765
Total equity/(deficit)	194,412	(174,565)	125,136	723,535	(675,208)	193,310

The following table presents the consolidated statements of operations and comprehensive loss and cash flows relating to the Parent, the VIEs and the non-variable interest entities as of December 31, 2019, 2020 and 2021.

Consolidated statements of operations and comprehensive (loss)/income data

	Year Ended December 31, 2019
		VIE	Non-VIE		Intercompany	Group
	Parent	Consolidated	WFOE	Other subsidiaries	Elimination	Consolidated
Net revenues	—	144,115	503,584	323	(3,249)	644,773
Cost of revenues	—	(46,507)	(142,805)	(1)	2,772	(186,541)
Operating expenses	(20,479)	(91,793)	(606,916)	(558)	477	(719,269)
Loss from operations	(20,479)	5,815	(246,137)	(236)	—	(261,037)
Equity in loss of subsidiaries, VIEs and subsidiaries of VIEs	(235,804)	—	—	—	235,804	—
Other income, net	5,643	1,635	2,356	104	—	9,738
Net income/(loss)	(250,640)	7,450	(243,781)	(132)	235,804	(251,299)

	Year Ended December 31, 2020
		VIE	Non-VIE		Intercompany	Group
	Parent	Consolidated	WFOE	Other subsidiaries	Elimination	Consolidated
Net revenues	—	104,819	241,343	—	(15,934)	330,228
Cost of revenues	—	(28,573)	(71,271)	—	11,043	(88,801)
Operating expenses	(11,041)	(82,900)	(323,694)	(8)	4,891	(412,752)
Loss from operations	(11,041)	(6,654)	(153,622)	(8)	—	(171,325)
Equity in loss of subsidiaries, VIEs and subsidiaries of VIEs	(153,967)	—	—	—	153,967	—
Other income/(loss), net	1,974	2,160	3,146	(465)	—	6,815
Income tax expense	—	1,032	—	—	—	1,032
Net loss	(163,034)	(3,462)	(150,476)	(473)	153,967	(163,478)

	Year Ended December 31, 2021
		VIE	Non-VIE		Intercompany	Group
	Parent	Consolidated	WFOE	Other subsidiaries	Elimination	Consolidated
Net revenues	—	93,975	327,958	—	(64,381)	357,552
Cost of revenues	—	(44,519)	(101,054)	—	60,283	(85,290)
Operating expenses	(6,710)	(84,191)	(296,300)	(6)	4,098	(383,109)
Loss from operations	(6,710)	(34,735)	(69,396)	(6)	—	(110,847)
Equity in loss of subsidiaries, VIEs and subsidiaries of VIEs	(96,058)	—	—	—	96,058	—
Other income/(loss), net	823	4,170	4,075	(166)	—	8,902
Net loss	(101,945)	(30,565)	(65,321)	(172)	96,058	(101,945)

Consolidated cash flow information

	Year Ended December 31, 2019
		VIE	Non-VIE		Intercompany	Group
	Parent	Consolidated	WFOE	Other subsidiaries	Elimination	Consolidated
Net cash used in operating activities	(3,086)	(6,612)	(151,518)	(590)	—	(161,806)
Net cash used in investing activities	(319,916)	(5,418)	(12,413)	(151,813)	302,012	(187,548)
Net cash (used in) provided by financing activities	(37,245)	—	151,006	151,006	(302,012)	(37,245)
Effect of exchange rate changes	3,313	—	(818)	995	—	3,490
Net decrease in cash and cash equivalents	(356,934)	(12,030)	(13,743)	(402)	—	(383,109)

	Year Ended December 31, 2020
		VIE	Non-VIE		Intercompany	Group
	Parent	Consolidated	WFOE	Other subsidiaries	Elimination	Consolidated
Net cash (used in) provided by operating activities	(13,622)	(4,945)	(70,791)	504	—	(88,854)
Net cash (used in) provided by investing activities	(40,851)	12,050	(1,518)	(65,736)	133,753	37,698
Net cash provided by (used in) financing activities	1,330	(63)	66,396	66,027	(133,753)	(63)
Effect of exchange rate changes	(2,358)	—	(73)	(2,054)	—	(4,485)
Net (decrease)/increase in cash and cash equivalents	(55,501)	7,042	(5,986)	(1,259)	—	(55,704)

	Year Ended December 31, 2021
		VIE	Non-VIE		Intercompany	Group
	Parent	Consolidated	WFOE	Other subsidiaries	Elimination	Consolidated
Net cash (used in) provided by operating activities	(10,358)	(22,124)	(69,764)	9,991	—	(92,255)
Net cash provided by (used in) investing activities	7,287	2,920	(213)	(45,199)	83,061	47,856
Net cash provided by (used in) financing activities	—	4,000	47,674	38,387	(83,061)	7,000
Effect of exchange rate changes	(1,619)	—	(102)	(3,327)	—	(5,048)
Net decrease in cash and cash equivalents	(4,690)	(15,204)	(22,405)	(148)	—	(42,447)

Recent Regulatory Development

We and the VIEs face various legal and operational risks and uncertainties related to being based in and having significant operations in mainland China. The PRC government has significant authority to exert influence on the ability of a China-based company, such as us and the VIEs, to conduct its business, accept foreign investments or list on U.S. or other foreign exchanges. For example, we and the VIEs face risks associated with regulatory approvals of offshore offerings, oversight on cybersecurity and data privacy, as well as the lack of inspection by the PCAOB on our auditors. Such risks could result in a material change in our operations and/or the value of the ADSs or could significantly limit or completely hinder our ability to offer ADSs and/or other securities to investors and cause the value of such securities to significantly decline or be worthless. The PRC government also has significant discretion over the conduct of the business of us and the VIEs and may intervene with or influence our operations or the development of the value-added telecommunications service industry as it deems appropriate to further regulatory, political and societal goals. Furthermore, the PRC government has recently indicated an intent to exert more oversight and control over overseas securities offerings and foreign investment in China-based companies. Any such action, once taken by the PRC government, could significantly limit or completely hinder our ability to offer securities to investors and cause the value of such securities to significantly decline or in extreme cases, become worthless. These regulatory risks and uncertainties could become applicable to our Hong Kong subsidiary if regulatory authorities in Hong Kong adopt similar rules and/or regulatory actions. For further details, see “Item 3. Key Information—D. Risk Factors—Risks Related to Our Corporate Structure” and “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China” of the 2021 Form 20-F.

We and the VIEs have obtained all licenses, permits or approvals from the PRC regulatory authorities for our and the VIEs’ main business operations, including our offline marketing services, referral service for commercial bank and online marketing services, except that we and/or the VIEs may need to obtain certain permits each time before we and/or the VIEs hold an offline event. We and the VIEs did not obtain requisite permits for the provision of certain livestreaming services when provided at a preliminary stage. As of the date of this prospectus, we and the VIEs have taken measures to rectify such defect by entering into collaboration arrangements with the operators of livestreaming platforms holding the requisite permits, and we have not received any inquiry or investigation from any PRC government authority regarding such service provision. As of the date of this prospectus, TuanChe Internet Information Service (Beijing) Co., Ltd. has obtained certain value-added telecommunications service license for the operation of internet content service from the Beijing Administration of Telecommunications which will remain valid until September 2023, Shenzhen Drive New Media Co., Ltd. has obtained certain value-added telecommunications service license for the operation of internet content service from the Guangdong Administration of Telecommunications which will remain valid until June 2024, and TuanChe (Beijing) Automobile Sales & Service Co., Ltd., a subsidiary of TuanChe Internet, has obtained certain value-added telecommunications service license for the operation of internet content service from the Beijing Administration of Telecommunications which will remain valid until January 2026. Under PRC laws and regulations, we and the VIEs are required to obtain and maintain the aforementioned licenses, permits and approvals in order to conduct and operate our and the VIEs’ main business. In addition, we and the VIEs may be required to obtain certain permits each time before we and the VIEs hold an offline event, including a security permit to organize large-scale mass activities and a permit for temporary occupation of urban roads, depending on the estimated number of participants and the need to temporarily occupy public roads. Although we and the VIEs have endeavored and will continue to endeavor to obtain all necessary permits according to our estimate of the condition of each specific event, we cannot assure you that we and the VIEs have been or will continue to be in full compliance with the licensing requirements for all the offline events we and the VIEs have held or will hold because the regulatory practices with respect to an offline event vary among different regions and the local authorities retain broad discretion in enforcing the license requirements. In addition, if relevant PRC government authorities determine that we or the VIEs are operating our offline events without proper licenses or permits or impose additional restrictions on the operation of any of our offline events, we and the VIEs might be subject to administration penalties, such as fines, confiscation of income, additional restrictions and force discontinuation of our offline events, which may materially and adversely affect our and the VIEs’ business, results of operations and financial condition. As of the date of this prospectus, we and the VIEs have not been denied application for any permits or licenses required for our and the VIEs’ main business operations and the offline events we and the VIEs have held. As of the date of this prospectus, we and the VIEs have obtained requisite licenses in full compliance with applicable laws and regulations for offline events held, and we and the VIEs have not received any inquiry or investigation from any PRC government authority regarding non-compliance of the offline events. See “Risk Factors — Risks Related to Our Business and Industry — Our and the VIEs’ failure to obtain necessary permits for offline events may subject us and the VIEs to penalties and adversely affect our business, results of operations, and financial condition.” However, the licensing requirements in mainland China are constantly evolving, and we may be subject to more stringent regulatory requirements due to changes in the political or economic policies in the relevant jurisdictions. We cannot assure you that we or the VIEs will be able to satisfy such regulatory requirements, and as a result, we or the VIEs may be unable to retain, obtain or renew relevant licenses, permits or approvals in the future. If we or the VIEs fail to do so, we or the VIEs may be subject to administrative penalties or sanctions, which may materially and adversely affect our business, financial condition and results of operations. In addition, if we, our subsidiaries or the VIEs inadvertently conclude that other permissions and approvals, including those from the CAC or the CSRC, are not required or applicable laws, regulations or interpretations change and we, our subsidiaries or the VIEs are required to obtain such permissions or approvals in the future, we, our subsidiaries’ and the VIEs’ operations in mainland China may be subject to sanctions imposed by the relevant PRC regulatory authority, including fines and penalties, revocation of our subsidiaries’ and the VIEs’ licenses and suspension of their respective business, restrictions or limitations on our ability to pay dividends outside of mainland China, regulatory orders, litigation or adverse publicity, and other forms of sanctions that may materially and adversely affect our business, financial condition, and results of operations.

As of the date of this prospectus, neither we nor any of our subsidiaries, the VIEs or their subsidiaries have obtained the approval or clearance from either the CSRC or the CAC for any offering we may make under this prospectus and any applicable prospectus supplement. As advised by our PRC legal counsel, Shihui Partners, we are not required to obtain the approval or clearance from either the CSRC or the CAC in connection with any such offering under the PRC laws and regulations currently in effect, since our PRC legal counsel is not aware of any PRC laws or regulations in effect requiring that we obtain a prior permission from the CSRC or the CAC for the potential offering under this prospectus. However, there remains significant uncertainty inherent in relying on the opinion of our PRC legal counsel as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities. We cannot assure you that regulators in mainland China will not take a contrary view to that of our PRC legal counsel or will not subsequently require us to undergo the approval or clearance procedures and subject us to penalties for non-compliance. As of the date of this prospectus, we have not been informed by the CSRC or the CAC of any requirements, approvals or permissions that TuanChe should obtain prior to this offering for the time being. See “Risk Factors — Risks Related to Doing Business in China — Any actions by the Chinese government, including any decision to intervene or influence the operations of our subsidiaries in mainland China or the VIEs or to exert control over any offering of securities conducted overseas and/or foreign investment in China-based issuers, may cause us to make material changes to the operations of our subsidiaries in mainland China or the VIEs, may limit or completely hinder our ability to offer or continue to offer securities to investors, and may cause the value of such securities to significantly decline or be worthless” and “— The approval of and the filing with the CSRC or other PRC government authorities may be required in connection with an offshore offering under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing” in this prospectus.

Our financial statements contained in the 2021 Form 20-F have been audited by an independent registered public accounting firm that was not included in the list of PCAOB Identified Firms of having been unable to be inspected or investigated completely by the PCAOB in the PCAOB Determination Report issued in December 2021. We have not been identified by the SEC as a commission-identified issuer under the Holding Foreign Company Accountable Act (the “HFCA Act”) as of the date of this prospectus. If, in the future, we have been identified by the SEC for three consecutive years as a commission-identified issuer whose registered public accounting firm is determined by the PCAOB that it is unable to inspect or investigate completely because of a position taken by one or more authorities in China, the SEC may prohibit our shares or the ADSs from being traded on a national securities exchange or in the over the counter trading market in the United States. Additionally, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if enacted, would amend the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. If we fail to meet the new listing standards specified in the HFCA Act, we could face possible delisting from the Nasdaq Stock Market, cessation of trading in over the counter market, deregistration from the SEC and/or other risks, which may materially and adversely affect, or effectively terminate, the ADSs trading in the United States.

Company Overview

We believe we, together with the VIEs, are a leading omni-channel automotive marketplace in mainland China. We, together with the VIEs, provide a scalable omni-channel automotive marketplace approach to automobile marketing and distribution. Our business model features high sales conversion effectiveness and efficiency, delivering a high and measurable return on investment for our industry customers relative to their overall marketing expenditures. We, together with the VIEs, operate and generate net revenue from the following businesses:

●	Offline marketing solutions. We and the VIEs turn individual and isolated automobile purchase transactions into large-scale collective purchase activities through our auto shows. By attracting a large number of consumers, these events serve as integrated marketing solutions to industry customers, which include automakers, franchised dealerships, secondary dealers and automotive service providers. We and the VIEs enable interactions between large numbers of participants on both sides of a potential transaction, creating a “many-to-many” environment, within a short period of time, thus enhancing the value we and the VIEs offer to both consumer and industry customer participants of our offline events. We and the VIEs organize auto shows and charge industry customers for booth spaces in the auto shows. In addition, we and the VIEs have developed special promotion event services to better support industry customers in organizing their special promotion events through various integrated services, including event planning and executing, marketing training and onsite coaching. We and the VIEs charge fixed service fees for special promotion event services.

●	Referral service for commercial bank. We collaborate with and facilitate a commercial bank in expanding its cooperation with our industry customers to grow its auto loan business. We charge the bank service fees for approved loan applications.

●	Online marketing services and others. We and the VIEs provide online marketing services for industry customers to increase the efficiency and effectiveness of their marketing campaigns.

Our net revenues were RMB644.8 million, RMB330.2 million and RMB357.6 million (US$56.1 million) in 2019, 2020 and 2021, respectively. Historically, we generated our net revenues primarily through our offline events. We also generated net revenue from other services, including among others, referral services, virtual dealership and online marketing services, of RMB21.6 million, RMB74.9 million and RMB110.7 million (US$17.4 million) in 2019, 2020 and 2021, respectively, representing 3.3%, 22.7% and 31.0% of our net revenues for the same periods, respectively. For a detailed breakdown of our net revenues, see “Item 5. Operating and Financial Review and Prospects — A. Operating Results — Key Components of Results of Operations — Net Revenues” in the 2021 Form 20-F. Our net loss was RMB251.3 million, RMB163.5 million and RMB101.9 million (US$16.0 million) in 2019, 2020 and 2021, respectively. Our adjusted EBITDA was RMB(143.9) million, RMB(141.1) million and RMB(82.9) million (US$(13.0) million) in 2019, 2020 and 2021, respectively. We recorded adjusted net loss of RMB140.3 million, RMB145.8 million and RMB90.0 million (US$14.1 million) in 2019, 2020 and 2021, respectively. For a detailed description of our non-GAAP measures, see “Item 5. Operating and Financial Review and Prospects — A. Operating Results — Non-GAAP Financial Measures” in the 2021 Form 20-F.

Our Risks and Challenges

Investing in our securities, including the ADSs, entails a significant level of risk. Before investing in our securities, you should carefully consider all of the risks and uncertainties mentioned in the section titled “Risk Factors,” in addition to all of the other information in this prospectus and documents that are incorporated in this prospectus by reference, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, if applicable, in any accompanying prospectus supplement or documents incorporated by reference. The occurrence of one or more of the events or circumstances described in the section titled “Risk Factors,” alone or in combination with other events or circumstances, may adversely affect our business, results of operations and financial condition. Such risks include, but are not limited to:

Risks Related to Our Business and Industry

Risks and uncertainties related to our and the VIEs’ business and industry include, but are not limited to, the following:

●	We and the VIEs rely on the automotive industry in mainland China for our net revenues and future growth, the prospects of which are subject to many uncertainties, including government regulations and policies. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Our Business and Industry — We rely on China’s automotive industry for our net revenues and future growth, the prospects of which are subject to many uncertainties, including government regulations and policies” in the 2021 Form 20-F.

●	Our and the VIEs’ business operations have been and may continue to be materially and adversely affected by the COVID-19 pandemic. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Our Business and Industry — Our business operations have been and may continue to be materially and adversely affected by the COVID-19 pandemic” in the 2021 Form 20-F.

●	Our and the VIEs’ business is substantially dependent on our and the VIEs’ collaboration with industry customers, including automakers, auto dealers, and automotive service providers, and our and the VIEs’ agreements with them typically do not contain long-term contractual commitments. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Our Business and Industry — Our business is substantially dependent on our collaboration with our industry customers, including automakers, auto dealers, and automotive service providers, and our agreements with them typically do not contain long-term contractual commitments” in the 2021 Form 20-F.

●	If we or the VIEs fail to attract and retain automobile consumers, our and the VIEs’ business and results of operations may be materially and adversely affected. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Our Business and Industry — If we fail to attract and retain automobile consumers, our business and results of operations may be materially and adversely affected” in the 2021 Form 20-F.

●	We have incurred net losses in the past and may incur losses again in the future. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Our Business and Industry — We have incurred net losses in the past and may incur losses again in the future” in the 2021 Form 20-F.

●	We may face liquidity risks in the operation and expansion of our business. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Our Business and Industry — We may face liquidity risks in the operation and expansion of our business” in the 2021 Form 20-F.

●	Historically our business focuses have evolved and may continue to change in the future, which may make it difficult to evaluate our business by comparing our results of operations from period to period, or to predict the profitability of certain of our business lines due to their limited operating history. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Our Business and Industry — Historically our business focuses have evolved and may continue to change in the future, which may make it difficult to evaluate our business by comparing our results of operations from period to period, or to predict the profitability of certain of our business lines due to their limited operating history” in the 2021 Form 20-F.

Risks Related to Our Corporate Structure

Risks and uncertainties related to our corporate structure include, but are not limited to, the following:

●	If the PRC government finds that the agreements that establish the structure for operating some of our operations in mainland China do not comply with PRC regulations relating to the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations. For more details, see “Risk Factors — Risks Related to Our Corporate Structure — If the PRC government finds that the agreements that establish the structure for operating some of our operations in mainland China do not comply with PRC regulations relating to the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations” in this prospectus.

●	Uncertainties exist with respect to the interpretation and implementation of the PRC Foreign Investment Law and how it may impact the validity of our current corporate structure, corporate governance and business operations. For more details, see “Risk Factors — Risks Related to Our Corporate Structure — Uncertainties exist with respect to the interpretation and implementation of the PRC Foreign Investment Law and how it may impact the validity of our current corporate structure, corporate governance and business operations” in this prospectus.

●	We may lose the ability to use and enjoy assets held by the VIEs and their subsidiaries that are important to our business if the VIEs and their subsidiaries declare bankruptcy or become subject to a dissolution or liquidation proceeding. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Our Corporate Structure — We may lose the ability to use and enjoy assets held by the VIEs and their subsidiaries that are important to our business if the VIEs and their subsidiaries declare bankruptcy or become subject to a dissolution or liquidation proceeding” in the 2021 Form 20-F.

●	If the custodians or authorized users of our or the VIEs’ controlling non-tangible assets, including chops and seals, fail to fulfill their responsibilities, or misappropriate or misuse these assets, our business and operations may be materially and adversely affected. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Our Corporate Structure — If the custodians or authorized users of our controlling non-tangible assets, including chops and seals, fail to fulfill their responsibilities, or misappropriate or misuse these assets, our business and operations may be materially and adversely affected” in the 2021 Form 20-F.

Risks Related to Doing Business in China

Risks and uncertainties related to doing business in China include, but are not limited to, the following:

●	PRC economic, political and social conditions, as well as changes in any government policies, laws and regulations, could adversely affect the overall economy in China or the automotive market, which could harm our and the VIEs’ business. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — PRC economic, political and social conditions, as well as changes in any government policies, laws and regulations, could adversely affect the overall economy in China or the automotive market, which could harm our business” in the 2021 Form 20-F

●	Uncertainties with respect to the PRC legal system could have a material adverse on us and the VIEs. For more details, see “Risk Factors — Risks Related to Doing Business in China — Uncertainties with respect to the PRC legal system could have a material adverse on us and the VIEs” in this prospectus.

●

The PRC government may exert, at any time, substantial intervention and influence over the manner of our operations, and the rules and regulations to which we are subject, including the ways they are enforced, may change rapidly and with little advance notice to us or our shareholders. Any such actions by the Chinese government, including any decision to intervene or influence the operations of our subsidiaries in mainland China or the VIEs or to exert control over any offering of securities conducted overseas and/or foreign investment in China-based issuers, may cause us to make material changes to the operations of our subsidiaries in mainland China or the VIEs, may limit or completely hinder our ability to offer or continue to offer securities to investors, and may cause the value of such securities to significantly decline or be worthless. For more details, see “Risk Factors — Risks Related to Doing Business in China — The PRC government may exert, at any time, substantial intervention and influence over the manner of our operations, and the rules and regulations to which we are subject, including the ways they are enforced, may change rapidly and with little advance notice to us or our shareholders. Any such actions by the Chinese government, including any decision to intervene or influence the operations of our subsidiaries in mainland China or the VIEs or to exert control over any offering of securities conducted overseas and/or foreign investment in China-based issuers, may cause us to make material changes to the operations of our subsidiaries in mainland China or the VIEs, may limit or completely hinder our ability to offer or continue to offer securities to investors, and may cause the value of such securities to significantly decline or be worthless” in this prospectus.

●	The approval of and the filing with the CSRC or other PRC government authorities may be required in connection with an offshore offering under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing. For more details, see “Risk Factors — Risks Related to Doing Business in China — The approval of and the filing with the CSRC or other PRC government authorities may be required in connection with an offshore offering under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing” in this prospectus.

●	Trading in our securities on any U.S. stock exchange and the U.S. over the counter market may be prohibited under the HFCA Act or the Accelerating Holding Foreign Companies Accountable Act if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities, and our securities may be prohibited from being traded over-the-counter. For more details, see “Risk Factors — Risks Related to Doing Business in China — Trading in our securities on any U.S. stock exchange and the U.S. over-the-counter market may be prohibited under the HFCA Act or the Accelerating Holding Foreign Companies Accountable Act if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities, and our securities may be prohibited from being traded over-the-counter” in this prospectus.

Risks Related to Our Ordinary Shares and the ADSs

Risks and uncertainties related to our ordinary shares and the ADSs include, but are not limited to, the following:

●	We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Our Ordinary Shares and the ADSs — We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements” in the 2021 Form 20-F.

●	The trading price of our ADSs is likely to be volatile, which could result in substantial losses to investors. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Our Ordinary Shares and the ADSs — The trading price of our ADSs is likely to be volatile, which could result in substantial losses to investors” in the 2021 Form 20-F.

●	Our dual-class share structure with different voting rights will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A ordinary shares and ADSs may view as beneficial. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Our Ordinary Shares and the ADSs — Our dual-class share structure with different voting rights will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A ordinary shares and ADSs may view as beneficial” in the 2021 Form 20-F.

●	Substantial future sales or perceived potential sales of our ADSs in the public market could cause the price of our ADSs to decline. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Our Ordinary Shares and the ADSs — Substantial future sales or perceived potential sales of our ADSs in the public market could cause the price of our ADSs to decline” in the 2021 Form 20-F.

●	If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, the market price for our ADSs and trading volume could decline. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Our Ordinary Shares and the ADSs — If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, the market price for our ADSs and trading volume could decline” in the 2021 Form 20-F.

●	Uncertainty involving certain proposed transactions that we have announced from time to time may adversely affect our business and the market price of our ADSs. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Our Ordinary Shares and the ADSs — Uncertainty involving certain proposed transactions that we have announced from time to time may adversely affect our business and the market price of our ADSs” in the 2021 Form 20-F.

Corporate Information

Our principal executive offices are located at 9F, Ruihai Building, No. 21 Yangfangdian Road, Haidian District, Beijing, 100038, People’s Republic of China. Our registered office in the Cayman Islands is located at the offices of Osiris International Cayman Limited, Suite #4-210, Governors Square, 23 Lime Tree Bay Avenue, PO Box 32311, Grand Cayman KY1-1209, Cayman Islands. The telephone number of our principal executive offices is (+86-10) 6399-8902. Our website is at http://ir.tuanche.com/. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below:

•	the 2021 Form 20-F;
•	the description of the securities contained in our registration statement on Form 8-A initially filed with the SEC on November 7, 2018 (File No. 001-38737) pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description; and
•	with respect to each offering of the securities under this prospectus, all our subsequent annual reports on Form 20-F and any report on Form 6-K that indicates that it is being incorporated by reference that we file or furnish with the SEC on or after the date on which the registration statement is first filed with the SEC and until the termination or completion of the offering by means of this prospectus.

Our annual report for the fiscal year ended December 31, 2021 filed with the SEC on April 29, 2022 contains a description of our business and audited consolidated financial statements with reports by independent auditors. The consolidated financial statements are prepared and presented in accordance with U.S. GAAP.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

9F, Ruihai Building, No. 21Yangfangdian Road

Haidian District

Beijing, 100038

The People’s Republic of China

(+86-10) 6399-8902

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement, and the information incorporated by reference herein may contain forward-looking statements that involve risks and uncertainties. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. Sections of this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly the sections entitled “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” among others, discuss factors which could adversely impact our business and financial performance.

You can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements about:

•	the continued growth of the automotive industry in mainland China;
•	the impact of the COVID-19 pandemic on the PRC economy and our operations and financial performance;
•	our ability to manage the expansion of our business and implement our business strategies;
•	our ability to maintain and develop favorable relationships with industry customers;
•	our ability to attract and retain automobile consumers;
•	our ability to compete effectively; and
•	relevant government policies and regulations relating to our industry.

The forward-looking statements made in this prospectus or any prospectus supplement, or the information incorporated by reference herein relate only to events or information as of the date on which the statements are made in such document. Except as required by U.S. federal securities law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and any prospectus supplement, and the information incorporated by reference herein, along with any exhibits thereto, completely and with the understanding that our actual future results may be materially different from what we expect. Other sections of this prospectus, prospectus supplement and the documents incorporated by reference herein include additional factors which could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

This prospectus and any prospectus supplement, and the information incorporated by reference herein may also contain estimates, projections and statistical data that we obtained from industry publications and reports generated by government or third-party providers of market intelligence. Although we have not independently verified the data, we believe that the publications and reports are reliable. However, the statistical data and estimates in these publications and reports are based on a number of assumptions and if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. In addition, due to the rapidly evolving nature of the automotive industry in mainland China, projections or estimates about our business and financial prospects involve significant risks and uncertainties. You should not place undue reliance on these forward-looking statements.

RISK FACTORS

Investing in the securities involves risk. You should carefully consider the risk factors and uncertainties described in this section and under the heading “Item 3. Key Information—D. Risk Factors” in the 2021 Form 20-F, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act, and, if applicable, in any accompanying prospectus supplement or documents incorporated by reference before investing in any of the securities that may be offered or sold pursuant to this prospectus. These risks and uncertainties could materially affect our business, results of operations or financial condition and cause the value of the securities to decline. You could lose all or part of your investment.

Risks Related to Our Business and Industry

Our and the VIEs’ failure to obtain necessary permits for offline events may subject us and the VIEs to penalties and adversely affect our and the VIEs’ business, results of operations, and financial condition.

Under PRC laws and regulations, we and the VIEs may be required to obtain certain permits each time before we and the VIEs hold an offline event, including a security permit to organize large-scale mass activities and a permit for temporary occupation of urban roads, depending on the estimated number of participants and the need to temporarily occupy public roads. See “Item 4. Information on the Company — B. Business Overview — Regulation — Regulations Relating to Security Administration of Large-scale Mass Activities and Temporary Urban Road Occupation” in the 2021 Form 20-F. Although we and the VIEs have endeavored and will continue to endeavor to obtain all necessary permits according to our and the VIEs’ estimate of the condition of each specific event, we cannot assure you that we and the VIEs have been or will continue to be in full compliance with the licensing requirements for all the offline events we and the VIEs have held or will hold because the regulatory practices with respect to an offline event vary among different regions and the local authorities retain broad discretion in enforcing the licensing requirements. In addition, the licensing requirements in China are constantly evolving, and we and the VIEs may be subject to more stringent regulatory requirements due to political or economic changes in the future. We cannot assure you that we and the VIEs will be able to satisfy such regulatory requirements and as a result we and the VIEs may be unable to obtain the necessary permits for each of our offline events in a timely manner in the future. If relevant PRC government authorities determine that we and the VIEs are operating offline events without proper licenses or permits or impose additional restrictions on the operation of any of the offline events, we and the VIEs might be subject to administrative penalties, such as fines, confiscation of income, additional restrictions and forced discontinuation of the offline events, which may materially and adversely affect our and the VIEs’ business, results of operations, and financial condition. As of the date of this prospectus, we and the VIEs have obtained requisite licenses in full compliance with applicable laws and regulations for offline events held, and we and the VIEs have not received any inquiry or investigation from any PRC government authority regarding non-compliance of the offline events.

Relevant government authorities may suspend our and the VIEs’ offline events due to various reasons beyond our and the VIEs’ control.

Even if we and the VIEs have obtained all prerequisite permits, government authorities may unexpectedly suspend our and the VIEs’ scheduled offline events due to a variety of reasons beyond our and the VIEs’ control. For example, two weeks prior to an auto show in April 2018 in Beijing National Stadium, the local public security authority abruptly demanded that the VIEs suspend the auto show for one morning, even though the VIEs had already obtained the required approvals. Under such circumstances, we and the VIEs usually negotiate with industry customers to reschedule the auto show. In addition, the local police security authorities may prevent consumers from entering our and the VIEs’ auto shows and impose administrative penalties on us and the VIEs if the visitor flow exceeds the prescribed limit. Such abrupt suspensions, re-scheduling and restrictions might adversely affect the sales volumes of our industry customers, which in turn could discourage them from participating in our and the VIEs’ future events and materially and adversely affect our business, results of operations, and financial condition. As of the date of this prospectus, we and the VIEs have obtained requisite licenses in full compliance with applicable laws and regulations for offline events held, and we and the VIEs have not received any inquiry or investigation from any PRC government authority regarding non-compliance of the offline events.

Risks Related to Our Corporate Structure

If the PRC government finds that the agreements that establish the structure for operating some of the VIEs’ operations in mainland China do not comply with PRC regulations relating to the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations.

Foreign investment in the value-added telecommunications services industry in mainland China is extensively regulated and subject to numerous restrictions. For example, foreign investors are not allowed to own more than 50% of the equity interests in a value-added telecommunications service provider with certain exceptions relating to e-commerce business, domestic multi-party communications services business, store-and-forward business and call center business in accordance with the special management measures for the entry of foreign investment (as amended) (the “Negative List”), and other applicable laws and regulations.

We are a Cayman Islands company and our wholly-owned subsidiaries in mainland China are currently considered foreign-invested enterprises. Accordingly, our subsidiaries in mainland China are not eligible to provide certain value-added telecommunications services in mainland China. Due to these restrictions, we carry out our value-added telecommunications business in mainland China through the VIEs. We, through TuanYuan, Sangu Maolu and Chema Beijing, our WFOEs, entered into a series of contractual arrangements with the VIEs and their respective shareholders, in order to (1) exercise significant influence over our consolidated affiliated entities, (2) receive substantially all of the economic benefits of our consolidated affiliated entities, and (3) have an exclusive option to purchase all or part of the equity interests in the VIEs when and to the extent permitted by PRC law. We have been and expect to continue to be dependent on the consolidated affiliated entities to operate our value-added telecommunications business. As a result of these contractual arrangements, we have significant influence over and are the primary beneficiary of the VIEs and hence consolidate the financial results of our consolidated affiliated entities under U.S. GAAP.

In the opinion of our PRC counsel, Shihui Partners, the ownership structures of our WFOEs and the VIEs, currently do not result in any violation of the applicable PRC laws or regulations currently in effect; and the contractual arrangements among our WFOEs, the VIEs and their respective shareholders, are governed by PRC laws or regulations, and are currently valid, binding and enforceable in accordance with the applicable PRC laws or regulations currently in effect, and do not result in any violation of the applicable PRC laws or regulations currently in effect, except that the equity pledge under that certain equity pledge agreement would not be deemed validly created until they are registered with the competent governmental authorities. However, Shihui Partners has also advised us that there are substantial uncertainties regarding the interpretation and application of current or future PRC laws and regulations, and there can be no assurance that the PRC government will ultimately take a view that is consistent with the opinion of our PRC counsel.

In particular, in March 2019, the National People’s Congress (the “NPC”), passed the PRC Foreign Investment Law, which became effective as of January 1, 2020. For the effect of the PRC Foreign Investment Law on us, see “—Risks Related to Our Corporate Structure—Uncertainties exist with respect to the interpretation and implementation of the PRC Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations.”

If our ownership structure and contractual arrangements are found to violate any PRC laws or regulations, or if we or the VIEs are found to be required but failed to obtain any of the permits or approvals for our or the VIEs’ value-added telecommunications business, the relevant PRC regulatory authorities, including the Ministry of Industry and Information Technology (the “MIIT”), would have broad discretion in imposing fines or administrative penalties upon us and/or the VIEs for such violations, including:

●	revoking the business and operating licenses of ours and/or the VIEs’;

●	discontinuing or restricting any related-party transactions between us and the VIEs;

●	imposing fines and penalties, confiscating the income from us or the VIEs, or imposing additional requirements for our or the VIEs’ operations which we or the VIEs may not be able to comply with;

●	requiring us to restructure our ownership structure or operations, including terminating the contractual arrangements and deregistering the equity pledges of the VIEs, which in turn would affect our ability to consolidate, derive economic interests from, or exercise significant influence over the consolidated affiliated entities;

●	restricting or prohibiting our use of the proceeds of this offering to finance our or the VIEs’ business and operations in mainland China, particularly the expansion of our business through strategic acquisitions; or

●	restricting the use of financing sources by us or the consolidated affiliated entities or otherwise restricting our or their ability to conduct business.

As of the date of this prospectus, similar ownership structure and contractual arrangements have been used by many China-based companies listed overseas, including a number of value-added telecommunications companies listed in the United States. To our knowledge, none of the fines or punishments listed above has been imposed on any of these public companies. However, we cannot assure you that such fines or punishments will not be imposed on us, the VIEs or any other companies in the future. If any of the above fines or punishments is imposed on us or the VIEs, our business, financial condition and results of operations could be materially and adversely affected. If any of these penalties results in our inability to direct the activities of the consolidated affiliated entities that most significantly impact their economic performance, and/or our failure to receive the economic benefits from the consolidated affiliated entities, we may not be able to consolidate them in our financial statements in accordance with U.S. GAAP. However, we do not believe that such actions would result in the liquidation or dissolution of our company, our WFOEs or the VIEs or their subsidiaries. To the extent commercially practicable and in compliance with the relevant PRC laws and regulations, we plan to conduct the VIEs’ current businesses through our subsidiaries in mainland China and cease substantially all of the operation of the VIEs within the next three to five years.

Uncertainties exist with respect to the interpretation and implementation of the PRC Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations.

On March 15, 2019, the NPC approved the Foreign Investment Law, which came into effect on January 1, 2020 and replaced the trio of existing laws regulating foreign investment in mainland China, i.e., the Sino-foreign Equity Joint Venture Enterprise Law, the Sino-foreign Cooperative Joint Venture Enterprise Law and the Wholly Foreign-invested Enterprise Law, together with their implementation rules and ancillary regulations. In December 2019, the State Council promulgated the Implementation Regulation on the Foreign Investment Law to further clarify relevant provisions of the Foreign Investment Law, which came into effect on January 1, 2020. The Foreign Investment Law and its implementation regulation embody an expected PRC regulatory trend to rationalize its foreign investment regulatory regime in line with prevailing international practice and the legislative efforts to unify the corporate legal requirements for both foreign and domestic investments.

However, since the Foreign Investment Law and its implementation regulation are relatively new, uncertainties still exist in relation to their interpretation and implementation. For instance, under the Foreign Investment Law, “foreign investment” refers to the investment activities directly or indirectly conducted by foreign individuals, enterprises or other entities in mainland China. Though it does not explicitly classify contractual arrangements as a form of foreign investment, there is no assurance that foreign investment via contractual arrangements would not be deemed as a type of indirect foreign investment activities under the definition in the future. In addition, the definition has a catch-all provision which includes investments made by foreign investors through means stipulated in laws or administrative regulations or other methods prescribed by the State Council. The Special Administrative Measures (Negative Lest) for Foreign Investment Access (2021 Version) (the “Negative List (2021 version)”) stipulates that any domestic enterprise in mainland China engaging in prohibited business under the Negative List shall be subject to review by and shall obtain the consent of the relevant competent PRC authorities for overseas listing, and the foreign investors shall not participate in the operation and management of such enterprise, and the shareholding percentage of the foreign investors in such enterprise shall be subject, mutatis mutandis, to the relevant administrative provisions of the PRC domestic securities investment by foreign investors. The Negative List does not further elaborate whether existing overseas listed enterprises, like us, will be subject to such requirements. Further, pursuant to the press conference held by the NDRC on January 18, 2022, the foresaid requirements shall not be applicable to domestic enterprises that seek to offer and list securities in overseas markets indirectly. Although it does not explicitly classify contractual arrangements as a form of foreign investment, there is no assurance that foreign investment via contractual arrangement would not be interpreted as a type of indirect foreign investment activities in the future. In any of these cases, it will be uncertain whether our contractual arrangements will be deemed to be in violation of the market access requirements for foreign investment under the PRC laws and regulations. Furthermore, if future laws, administrative regulations or provisions prescribed by the State Council mandate further actions to be taken by companies with respect to existing contractual arrangements, we may face substantial uncertainties as to whether we can complete such actions in a timely manner, or at all.

In addition, the Foreign Investment Law provides that foreign-invested enterprises established before the Foreign Investment Law came into effect may maintain their structure and corporate governance within a five-year transition period, which means that we may be required to adjust the structure and corporate governance of certain of our subsidiaries in mainland China when such transition period ends. Failure to take timely and appropriate measures to cope with any of these or similar regulatory compliance challenges could materially and adversely affect our current corporate structure, corporate governance and business operations.

We may rely on dividends and other distributions on equity paid by our subsidiaries in mainland China and Hong Kong to fund any cash and financing requirements we may have, and any limitation on the ability of our subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct the business.

Under our current corporate structure, our ability to pay dividends depends upon dividends paid by our Hong Kong subsidiary, which in turn depends on dividends paid by our subsidiaries in mainland China, which further depends on payments from the VIEs under the contractual arrangements. To the extent cash or assets in the business is in mainland China or Hong Kong or an entity domiciled in mainland China or Hong Kong, and may need to be used to fund operations outside of mainland China or Hong Kong, the funds and assets may not be available to fund operations or for other uses outside of mainland China or Hong Kong due to interventions in or the imposition of restrictions and limitations by the government on our, our subsidiaries’ or the VIEs’ ability to transfer cash and assets.

Although we consolidate the results of the VIEs and their subsidiaries, we only have access to the assets or earnings of the VIEs and their subsidiaries through the contractual arrangements. If the PRC authorities determine that the contractual arrangements constituting part of the VIE structure do not comply with PRC regulations, or if current regulations change or are interpreted differently in the future, our ability to settle amount owed by the VIEs under the contractual arrangements may be seriously hindered. In addition, if our existing subsidiaries in China or any newly formed ones incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us.

Our WFOEs are permitted to pay dividends to us only out of its retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Under PRC laws, each of our subsidiary, the VIEs and their subsidiaries in mainland China is required to set aside at least 10% of its after-tax profits each year, if any, to fund certain statutory reserve funds until such reserve funds reach 50% of its registered capital. In addition, after making an allocation to the statutory reserve funds from their after-tax profits, our wholly owned subsidiary in mainland China, the VIEs and their subsidiaries may allocate a portion of their after-tax profits based on PRC accounting standards to a discretionary surplus fund at their discretion. The statutory reserve funds and the discretionary funds are not distributable as cash dividends.

There are limitations on our ability to transfer cash between us, our subsidiaries and the VIEs, and there is no assurance that the PRC government will not intervene or impose restrictions on cash transfer between us, our subsidiaries and the VIEs. We may encounter difficulties in our ability to transfer cash between subsidiaries in mainland China and other subsidiaries largely due to various PRC laws and regulations imposed on foreign exchange. The majority of our income is denominated in Renminbi, and shortage in foreign currencies may restrict our ability to pay dividends or other payment to satisfy our foreign currency denominated obligations, if any. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions can be made in foreign currencies without prior approval from the State Administration of the Foreign Exchange in the PRC as long as certain procedural requirements are met. Approval from appropriate government authorities is required if Renminbi is converted into foreign currency and remitted out of the PRC to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may, at its discretion, impose restrictions on access to foreign currencies for current account transactions and if this occurs in the future, we may not be able to pay dividends in foreign currencies to our shareholders. The PRC government has implemented a series of capital control measures, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. It may continue to strengthen its capital controls and dividends and other distributions of our subsidiaries in mainland China may be subjected to tighter scrutiny and may limit the ability of our Cayman Islands holding company, to use capital from our subsidiaries in mainland China, which may restrict our ability to satisfy our liquidity requirements.

Our Hong Kong subsidiary may be considered a non-resident enterprise for tax purposes, so that any dividends our subsidiary in mainland China pays to our Hong Kong subsidiary may be regarded as China-sourced income and, as a result, may be subject to PRC withholding tax at a rate of up to 10% unless a tax treaty or similar arrangement provides otherwise. If we are required under the PRC Enterprise Income Tax Law to pay income tax for any dividends we receive from our subsidiaries in mainland China, or if our Hong Kong subsidiary is determined by PRC government authority as receiving benefits from reduced income tax rate due to a structure or arrangement that is primarily tax-driven, it would materially and adversely affect the amount of dividends, if any, we may pay to our shareholders.

If the PRC tax authorities determine that our Cayman Islands holding company is a PRC resident enterprise for enterprise income tax purposes and unless a tax treaty or similar arrangement provides otherwise, we may be required to withhold a 10% tax from dividends we pay to our shareholders that are non-resident enterprises, including the holders of the ADSs. In addition, non-resident enterprise shareholders, including the ADS holders, may be subject to PRC tax at a rate of 10% on gains realized on the sale or other disposition of ADSs or ordinary shares if such income is treated as sourced from within the PRC. Furthermore, if we are deemed a PRC resident enterprise, dividends paid to our non-PRC individual shareholders, including the ADS holders, and any gain realized on the transfer of ADSs or ordinary shares by such shareholders may be subject to PRC tax at a rate of 20% which in the case of dividends may be withheld at source. Any such tax may reduce the returns on your investment in the ADSs.

Risks Related to Doing Business in China

Uncertainties with respect to the PRC legal system could have a material adverse on us and the VIEs.

The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions in a civil law system may be cited as reference but have limited precedential value. Since 1979, newly introduced PRC laws and regulations have significantly enhanced the protections of interest relating to foreign investments in mainland China. However, since these laws and regulations are relatively new and the PRC legal system continues to evolve rapidly, the interpretations of such laws and regulations may not always be consistent, and enforcement of these laws and regulations involves significant uncertainties, any of which could limit the available legal protections.

In addition, the PRC administrative and judicial authorities have significant discretion in interpreting, implementing or enforcing statutory rules and contractual terms, and it may be more difficult to predict the outcome of administrative and judicial proceedings and the level of legal protection we and the VIEs may enjoy in the PRC than under some more developed legal systems. Furthermore, the PRC legal system is based in part on government policies and internal rules (some of which are not published in a timely manner or at all) that may have retroactive effect. These uncertainties may affect our decisions on the policies and actions to be taken to comply with PRC laws and regulations, and may affect our and the VIEs’ ability to enforce our and their contractual or tort rights, respectively. In addition, the regulatory uncertainties may be exploited through unmerited legal actions or threats in an attempt to extract payments or benefits from us or the VIEs. Such uncertainties may therefore increase our and the VIEs’ operating expenses and costs, and materially and adversely affect our and the VIEs’ business and results of operations.

The PRC government may exert, at any time, substantial intervention and influence over the manner of our operations, and the rules and regulations to which we are subject, including the ways they are enforced, may change rapidly and with little advance notice to us or our shareholders. Any such actions by the Chinese government, including any decision to intervene or influence the operations of our subsidiaries in mainland China or the VIEs or to exert control over any offering of securities conducted overseas and/or foreign investment in China-based issuers, may cause us to make material changes to the operations of our subsidiaries in mainland China or the VIEs, may limit or completely hinder our ability to offer or continue to offer securities to investors, and may cause the value of such securities to significantly decline or be worthless.

The ability of our subsidiaries and the VIEs to operate in mainland China may be impaired by changes in its laws and regulations, including those relating to value-added telecommunications service industry, taxation, foreign investment limitations, and other matters.

The PRC government may exert, at any time, substantial intervention and influence over the manner of our operations, and the rules and regulations to which we are subject, including the ways they are enforced, may change rapidly and with little advance notice to us or our shareholders. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, and adopting new measures to extend the scope of cybersecurity reviews and new laws and regulations relating to data security. The PRC government may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our subsidiaries in mainland China and the VIEs’ compliance with such regulations or interpretations. As such, our subsidiaries in mainland China and the VIEs may be subject to various government actions and regulatory interference in the provinces in which they operate. They could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. They may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply.

Furthermore, it is uncertain when and whether we will be required to obtain permission from the PRC government to maintain our listing status on U.S. exchanges in the future, and even when such permission is obtained, whether it will be later denied or rescinded. On December 24, 2021, the CSRC issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) and the Administrative Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (collectively, the “Draft Overseas Listing Regulations”), which propose to require companies in mainland China and their overseas special purpose vehicles that seek to offer and list in overseas markets to file with the CSRC and meet compliance rules for their listing. As advised by our PRC counsel, under existing applicable PRC laws, regulations and regulatory rules, our company, our WFOEs, the VIEs and their subsidiaries, are not required to obtain permission from the CSRC in connection with any such offering. In addition, none of them has received any notice of denial of permission to list on a U.S. exchange from any Chinese authorities. However, we cannot assure you that the relevant PRC government agencies, including the CSRC, would reach the same conclusion as our PRC counsel does. If the CSRC or any other PRC regulatory body subsequently determines that we need to file with the CSRC or obtain the CSRC’s approval to maintain our listing status on U.S. exchanges or for the offering of securities by us under this prospectus or if the CSRC or any other PRC government authorities promulgates any interpretation or implements rules that would require us to file with or obtain approvals of the CSRC or other governmental bodies for any such listing status or offering, we may face adverse actions that could have a material and adverse effect on our business, reputation, financial condition, results of operations, prospects, as well as the trading price of the ADSs.

Accordingly, government actions in the future, including any decision to intervene or influence the operations of our subsidiaries in mainland China or the VIEs at any time, or to exert control over an offering of securities conducted overseas and/or foreign investment in China-based issuers, may cause us to make material changes to the operations of our subsidiaries in mainland China or the VIEs, may limit or completely hinder our ability to offer or continue to offer securities to investors, and/or may cause the value of such securities to significantly decline or be worthless. We or the VIEs have not received any inquiry, notice, warning, or sanctions regarding our corporate structure, contractual arrangements, the VIEs’ operations and the offering that we may make under this prospectus from the CSRC, CAC or any other PRC government authorities.

The approval of and the filing with the CSRC or other PRC government authorities may be required in connection with an offshore offering under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors (the “M&A Rules”), adopted by six PRC regulatory agencies in 2006 and amended in 2009, include, among other things, provisions that purport to require that an offshore special purpose vehicle, formed for the purpose of an overseas listing of securities through acquisitions of domestic enterprises in mainland China or assets and controlled by enterprises or individuals in mainland China, to obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. On September 21, 2006, pursuant to the M&A Rules and other PRC laws, the CSRC published on its official website relevant guidance regarding its approval of the listing and trading of special purpose vehicles’ securities on overseas stock exchanges, including a list of application materials. However, substantial uncertainty remains regarding the scope and applicability of the M&A Rules to offshore special purpose vehicles. We completed our initial public offering on November 23, 2018. If the CSRC approval is required for any of the subsequent offshore offering or to maintain our offshore listing status on U.S. exchanges, it is uncertain whether we can or how long it will take us to obtain the approval and, even if we obtain such CSRC approval, the approval could be rescinded. Any failure to obtain or delay in obtaining the CSRC approval for any of our offshore offerings, or a rescission of such approval if obtained, may subject us to sanctions imposed by the CSRC or other PRC regulatory authorities, which may materially and adversely affect our business, financial condition, and results of operations.

On July 6, 2021, the relevant PRC government authorities issued Opinions on Strictly Cracking Down Illegal Securities Activities in accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. These opinions and any related implementation rules to be enacted may subject us to additional compliance requirement in the future. As these opinions were recently issued, official guidance to act upon and the interpretation thereof remain unclear at this time. We cannot assure that we will remain fully compliant with all new regulatory requirements of these opinions or any future implementation rules on a timely basis, or at all. On December 24, 2021, the CSRC issued the Draft Overseas Listing Regulations, which propose to establish a new filing-based regime to regulate overseas offerings and listings by domestic companies. Specifically, an overseas offering and listing by a company in mainland China, whether directly or indirectly, an initial or follow-on offering, must be filed with the CSRC. The examination and determination of an indirect offering and listing will be conducted on a substance-over-form basis, and an offering and listing shall be deemed as an indirect overseas offering and listing of a company in mainland China if the issuer meets the following conditions: (1) any of the operating income, gross profit, total assets, or net assets of the enterprise in mainland China in the most recent fiscal year was more than 50% of the relevant line item in the issuer’s audited consolidated financial statement for that year; and (2) senior management personnel responsible for business operations and management are mostly citizens of mainland China or have domicile in mainland China, and the principal place of business is in mainland China or main business activities are carried out in mainland China. The issuer or its affiliated entity in mainland China, as the case may be, shall file with the CSRC for its initial public offering, follow-on offering and other equivalent offering activities. Particularly, the issuer shall submit the filing with respect to its initial public offering and listing within three business days after its initial filing of the listing application, and submit the filing with respect to its follow-on offering within three business days after the completion of the follow-on offering. Failure to comply with the filing requirements may result in fines to the relevant companies in mainland China, suspension of their businesses, revocation of their business licenses and operation permits and fines on the controlling shareholder and other responsible persons. The Draft Overseas Listing Regulations also set forth certain regulatory red lines for overseas offerings and listings by enterprises in mainland China.

There are substantial uncertainties as to whether these draft measures to regulate direct or indirect overseas offering and listing would be further amended or updated, their enactment timetable and final content. In a Q&A released on CSRC’s official website on December 24, 2021, the respondent CSRC official indicated that the proposed new filing requirement will start with new issuers and listed companies seeking follow-on financing and other financing activities. As for the filings for other listed companies, the regulator will grant adequate transition period and apply separate arrangements. The Q&A also pointed out that, if compliant with relevant PRC laws and regulations, companies with compliant VIE structure may seek overseas listing after completion of the CSRC filings. Nevertheless, the Q&A did not specify what would qualify as a “compliant VIE structure” and what relevant PRC laws and regulations are required to be complied with. As advised by our PRC counsel, under existing applicable PRC laws, regulations and regulatory rules, our company, our WFOEs, the VIEs and their subsidiaries, are not required to obtain permission from the CSRC in connection with any such offering. In addition, none of them has received any notice of denial of permission to list on a U.S. exchange from any Chinese authorities. However, we cannot assure you that the relevant PRC government agencies, including the CSRC, would reach the same conclusion as our PRC counsel does. Given the substantial uncertainties surrounding the latest CSRC filing requirements at this stage, we cannot assure you that, if ever required, we would be able to complete the filings and fully comply with the relevant new rules on a timely basis, or at all.

On December 27, 2021, the NDRC and MOFCOM jointly issued the Negative List (2021 Version), which became effective on January 1, 2022. Pursuant to the Negative List (2021 Version), if a company in mainland China engaging in the prohibited business stipulated in the Negative List (2021 Version) seeks an overseas offering and listing, it shall obtain the approval from the competent governmental authorities. The foreign investors of the issuer shall not be involved in the company’s operation and management, and their shareholding percentages shall be subject, mutatis mutandis, to the relevant regulations on the domestic securities investments by foreign investors. As the 2021 Negative List is relatively new, there remain substantial uncertainties as to the interpretation and implementation of these new requirements, and it is unclear as to whether and to what extent listed companies like us will be subject to these new requirements. If we are required to comply with these requirements and fail to do so on a timely basis, if at all, our business operation, financial condition and business prospect may be adversely and materially affected.

On April 2, 2022, the CSRC published the Provisions on Strengthening the Confidentiality and Archives Administration Related to the Overseas Securities Offering and Listing by Domestic Enterprises (Draft for Comments) (the “Draft Provisions on Confidentiality and Archives Administration”), which was open for public comments until April 17, 2022. The Draft Provisions on Confidentiality and Archives Administration requires that, in the process of overseas issuance and listing of securities by domestic entities, the domestic entities, and securities companies and securities service institutions that provide relevant securities service shall strictly implement the provisions of relevant laws and regulations and the requirements of these provisions, establish and improve rules on confidentiality and archives administration. Where the domestic entities provide with or publicly disclose documents, materials or other items related to the state secrets and government work secrets to the relevant securities companies, securities service institutions, overseas regulatory authorities, or other entities or individuals, the companies shall apply for approval of competent departments with the authority of examination and approval in accordance with law and report the matter to the secrecy administrative departments at the same level for record filing. Where there is unclear or controversial whether or not the concerned materials are related to state secrets, the materials shall be reported to the relevant secrecy administrative departments for determination. However, the Draft Provisions on Confidentiality and Archives Administration have not yet been settled or become effective, and there remain uncertainties regarding the further interpretation and implementation of the Draft Provisions on Confidentiality and Archives Administration.

In addition, we cannot assure you that any new rules or regulations promulgated in the future will not impose additional requirements on us. If it is determined in the future that approval and filing from the CSRC or other regulatory authorities or other procedures, including the cybersecurity review under the Measures for Cybersecurity Review and the annual data security review under the Administrative Measures for Internet Data Security (Draft for Comments), are required for our offshore offerings, it is uncertain whether we can or how long it will take us to obtain such approval or complete such filing procedures and any such approval or filing could be rescinded or rejected. For details, see “— Failure to comply with governmental regulations and other legal obligations concerning data protection and cybersecurity may materially and adversely affect our business.” As of the date of this prospectus, we have not received any inquiry or notice or any objection to this offering from the CSRC, the CAC or any other PRC governmental authorities that have jurisdiction over our operations. However, given the current regulatory environment in mainland China, there remains uncertainty regarding the interpretation and enforcement of PRC laws, which can change quickly with little notice in advance and subject to any future actions within the discretion of PRC authorities. Any failure to obtain or delay in obtaining such approval or completing such filing procedures for our offshore offerings, or a rescission of any such approval or filing if obtained by us, may subject us to sanctions by the CSRC or other PRC regulatory authorities, which could materially and adversely affect our business, results of operations, financial condition and prospects, as well as the trading price of our listed securities. The CSRC or other PRC regulatory authorities also may take actions requiring us, or making it advisable for us, to halt our offshore offerings before settlement and delivery of the shares offered. Consequently, if investors engage in market trading or other activities in anticipation of and prior to settlement and delivery, they do so at the risk that settlement and delivery may not occur. In addition, if the CSRC or other regulatory authorities later promulgate new rules or explanations requiring that we obtain their approvals or accomplish the required filing or other regulatory procedures for our prior offshore offerings, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties or negative publicity regarding such approval requirement could materially and adversely affect our business, prospects, financial condition, reputation, and the trading price of our listed securities.

Failure to comply with governmental regulations and other legal obligations concerning data protection and cybersecurity may materially and adversely affect our business.

We and the VIEs are subject to PRC laws and regulations governing the collecting, storing, sharing, using, processing, disclosure and protection of data on the internet and mobile platforms as well as cybersecurity. The PRC regulators, including the MIIT and the CAC, have been increasingly focused on regulation in the areas of cybersecurity and data protection and governmental authorities have enacted a series of laws and regulations to enhance the protection of privacy and data, which require certain authorization or consent from users prior to collection, use or disclosure of their personal data and also protection of the security of the personal data of such users. The MIIT issued the Order for the Protection of Telecommunications and Internet User Personal Information on July 16, 2013, requiring internet service providers to establish and publish protocols relating to the collection or use of personal information, keep any collected information strictly confidential and take technological and other measures to maintain the security of such information. Institutions and their employees are prohibited from selling or otherwise illegally disclosing a person’s personal information obtained during the course of performing duties or providing services. Pursuant to the PRC Cybersecurity Law, effective on June 1, 2017, network operators are required to fulfill certain obligations to safeguard cyber security and enhance network information management. See “Item 4. Information on the Company — B. Business Overview — Regulations — Regulations relating to internet information security and privacy protection” of the 2021 Form 20-F.

Moreover, existing PRC privacy, cybersecurity and data protection-related laws and regulations are evolving and subject to potentially differing interpretations, and various legislative and regulatory bodies may expand current or enact new laws and regulations regarding privacy, cybersecurity and data protection-related matters. These developments could adversely affect our and the VIEs’ business, operating results and financial condition. Any failure or perceived failure by us or the VIEs to comply with new or existing PRC privacy, cybersecurity or data protection laws, regulations, policies, industry standards or legal obligations, or any systems failure or security incident that results in the unauthorized access to, or acquisition, release or transfer of, personally identifiable information or other data relating to customers or individuals may result in governmental investigations, inquiries, enforcement actions and prosecutions, private claims and litigation, fines and penalties, adverse publicity or potential loss of business. For example, on June 10, 2021, the Standing Committee of the National People’s Congress (the “Standing Committee of the NPC”), promulgated the PRC Data Security Law, which took effect in September 2021. The PRC Data Security Law provides for data security obligations on entities and individuals carrying out data activities. The PRC Data Security Law also introduces a national security review procedure for those data activities which may affect national security and imposes export restrictions on certain data information. Furthermore, along with the promulgation of the Opinions on Strictly Cracking Down Illegal Securities Activities in accordance with the Law, overseas-listed China-based companies are experiencing a heightened scrutiny over their compliance with laws and regulations regarding data security, cross-border data flow and management of confidential information from PRC regulatory authorities.

On August 20, 2021, the Standing Committee of the NPC issued the Personal Information Protection Law, which has been effective from November 1, 2021 and reiterates the circumstances under which a personal information processor could process personal information and the requirements for such circumstances. The Personal Information Protection Law clarifies the scope of application, the definition of personal information and sensitive personal information, the legal basis of personal information processing and the basic requirements of notice and consent.

On October 29, 2021, the CAC publicly solicited opinions on the Measures for the Security Assessment of Data Cross-border Transfer (Draft for Comments), which requires that any data processor who provides to an overseas recipient important data collected and generated during operations within the territory of the PRC or personal information that should be subject to security assessment shall conduct security assessment. The Measures for the Security Assessment of Data Cross-border Transfer was adopted on July 7, 2022 and will take effect on September 1, 2022.

On November 14, 2021, the CAC publicly solicited opinions on the Administrative Measures for Internet Data Security (Draft for Comments) (the “Draft Measures for Internet Data Security”), which requires that data processors processing “important data” or listed overseas shall conduct an annual data security assessment by itself or commission a data security service provider to do so and submit the assessment report for the preceding year to the municipal cybersecurity department by the end of January each year. As of the date of this prospectus, the Draft Measures for Internet Data Security has not been formally adopted. However, if the Draft Measures for Internet Data Security were to be enacted in the current form, we, as an overseas listed company, will be required to conduct an annual data security review and comply with the relevant reporting obligations. Furthermore, according to the Draft Measures for Internet Data Security, data processors shall, in accordance with relevant state provisions, apply for cyber security review when carrying out the following activities: (1) the merger, reorganization or separation of internet platform operators that have acquired a large number of data resources related to national security, economic development or public interests, which affects or may affect national security, (2) data processors that handle the personal information of more than one million people intends to be listed abroad, (3) the data processor intends to be listed in Hong Kong, which affects or may affect national security, and (4) other data processing activities that affect or may affect national security. It remains uncertain whether the requirement of cybersecurity review applies to follow-on offerings by an overseas-listed online platform operator that possesses personal data of more than one million users. We completed our initial public offering on November 23, 2018, and the ADSs have been listed on Nasdaq Capital Market since November 2018. Considering the substantial uncertainties existing with respect to the enactment timetable, final content, interpretation and implementation of the Draft Measures for Internet Data Security, in particular with respect to the explanation or interpretation for “affects or may affect national security,” there remain uncertainties as to whether our data processing activities may be deemed to affect national security, thus subjecting us to a cybersecurity review. As of the date of this prospectus, we have not received any formal notice from any cybersecurity regulator that we shall be subject to a cybersecurity review.

On December 28, 2021, the CAC and 12 other government authorities published the Measures for Cybersecurity Review, which took effect on February 15, 2022. The Measures for Cybersecurity Review provides that certain operators of critical information infrastructure purchasing internet products and services or network platform operators carrying out data processing activities, which affect or may affect national security, must apply with the Cybersecurity Review Office for a cybersecurity review. On July 30, 2021, the State Council promulgated the Regulations on Protection of Critical Information Infrastructure, which became effective on September 1, 2021. Pursuant to the Regulations on Protection of Critical Information Infrastructure, critical information infrastructure shall mean any important network facilities or information systems of an important industry or field, such as public communication and information service, energy, communications, water conservation, finance, public services, e-government affairs and national defense science, and any other important network facilities or information system which may endanger national security, people’s livelihoods and public interest in the event of damage, function loss or data leakage. In addition, relevant administrative departments of each critical industry and sector, shall be responsible to formulate eligibility criteria and determine the critical information infrastructure operator in the respective industry or sector. The operators shall be informed about the final determination as to whether they are categorized as critical information infrastructure operators. As of the date of this prospectus, the exact scope of “critical information infrastructure operators” under the current regulatory regime remains unclear, and we have not been informed that we are identified as a critical information infrastructure operator by any governmental authorities. Furthermore, since the Measures for Cybersecurity Review is relatively new and the determination of “affecting national security” are subject to further explanations and interpretations, there remain uncertainties as to whether our data processing activities may be deemed to affect national security and whether we would be required to apply for a cybersecurity review. In light of such uncertainties in relation to the interpretations and implementation of Measures for Cybersecurity Review, we cannot predict the impact of the Measures for Cybersecurity Review and will continue to closely monitor and assess the statutory developments in this regard. If we are identified as an operator of “critical information infrastructure,” we would be required to fulfill various obligations as required under PRC cybersecurity laws and other applicable laws for such operators of “critical information infrastructure,” and we may be subject to cybersecurity review procedure before making certain purchases of network products and services, which could lead to adverse impacts on our business and a diversion of time and attention of our management and our other resources. Furthermore, there can be no assurance that we will obtain the clearance or approval for these applications from the Cybersecurity Review Office and the relevant regulatory authorities in a timely manner, or at all. If we are found to be in violation of cybersecurity requirements of the PRC, the relevant governmental authorities may conduct investigations, levy fines, or require us to change our business practices in a manner materially adverse to our business. Any of these actions may disrupt our operations and adversely affect our business, results of operations and financial condition. Currently, the cybersecurity laws and regulations in force have not directly affected our business and operations, but in anticipation of the strengthened implementation of cybersecurity laws and regulations and the expansion of our business, we face potential risks if we are deemed as a CIIO under the Cybersecurity Law. In such case, we must fulfill certain obligations as required under the Cybersecurity Law and other applicable laws, including, among others, storing personal information and important data collected and produced within the PRC territory during our operations in mainland China, which we are already doing in our business, and we may be subject to review when purchasing internet products and services. As the Measures for Cybersecurity Review took effect in February 2022, we may be subject to review when conducting data processing activities, and may face challenges in addressing its requirements and make necessary changes to our internal policies and practices in data processing. As of the date of this prospectus, we have not been involved in any investigations on cybersecurity review made by the CAC on such basis, and we have not received any inquiry, notice, warning, or sanctions in such respect. Based on the foregoing, we and our PRC legal counsel do not expect that, as of the date of this prospectus, the applicable PRC laws on cybersecurity currently in effect would have a material adverse impact on our business.

Complying with these obligations concerning data protection and cybersecurity could cause us to incur substantial costs. As the interpretation and application of cybersecurity laws, regulations and standards of the PRC are still uncertain and evolving, we may be required to make further adjustments to our and the VIEs’ business practices to comply with the enacted form of the laws, which may increase our compliance cost and adversely affect our business performance. We expect that there will continue to be new proposed laws, rules of self-regulatory bodies, regulations and industry standards concerning privacy, data protection and information security in the PRC, and we cannot yet determine the impact such future laws, rules, regulations and standards may have on our business.

Moreover, we may not disclose any personal data or information, unless required by the competent PRC authorities through certain procedures required by the laws, for the purpose of, among others, safeguarding the national security, investigating crimes, investigating infringement of information network communications rights, or cooperating with the supervision and inspection of telecommunications regulatory authorities. Failure to comply with these requirements could subject us to fines and penalties.

Trading in our securities on any U.S. stock exchange and the U.S. over the counter market may be prohibited under the HFCA Act or the Accelerating Holding Foreign Companies Accountable Act if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities, and our securities may be prohibited from being traded over the counter.

The HFCA Act was enacted on December 18, 2020. The HFCA Act states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit our shares or ADSs from being traded on a national securities exchange or in the over the counter trading market in the United States.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if enacted, would amend the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCA Act, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCA Act, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. On December 16, 2021, the PCAOB issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong.

Our current auditor, Marcum Bernstein & Pinchuk LLP (“MBP”), the independent registered public accounting firm that issues the audit report included in the 2021 Form 20-F, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. MBP is headquartered in New York, New York, and, as of the date of this prospectus, was not included in the list of PCAOB Identified Firms in the PCAOB Determination Report issued in December 2021. Our ability to retain an auditor subject to PCAOB inspection and investigation, including but not limited to inspection of the audit working papers related to us, may depend on the relevant positions of U.S. and Chinese regulators. MBP’s audit working papers related to us are located in mainland China. With respect to audits of companies with operations in mainland China, such as our company, there are uncertainties about the ability of our auditor to fully cooperate with a request by the PCAOB for audit working papers in mainland China without the approval of Chinese authorities.

Whether the PCAOB will be able to conduct inspections of our auditor, including but not limited to inspection of the audit working papers related to us, in the future is subject to substantial uncertainty and depends on a number of factors out of our, and our auditor’s, control. If our shares and ADSs are prohibited from trading in the United States, there is no certainty that we will be able to list on a non-U.S. exchange or that a market for our shares will develop outside of the United States. Such a prohibition would substantially impair your ability to sell or purchase our ADSs when you wish to do so, and the risk and uncertainty associated with delisting would have a negative impact on the price of our ADSs. Also, such a prohibition would significantly affect our ability to raise capital on terms acceptable to us, or at all, which would have a material adverse impact on our business, financial condition, and prospects.

There are difficulties in bringing actions and enforcing foreign judgments in China against us, our management or our assets.

We are incorporated in the Cayman Islands, but most of our, our subsidiaries’ and the VIEs’ operations are conducted in mainland China and most of our, our subsidiaries’ and the VIEs’ assets are located in mainland China. In addition, most of our directors and officers are nationals and/or residents of the PRC, and all or a substantial portion of their assets are located in mainland China. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe we have violated your rights or have a claim against us, either under United States federal or state securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of China may not allow you to enforce a judgment against our assets or the assets of our directors and officers.

It may also be difficult for our shareholders to effect service of process upon us or those persons in mainland China. As advised by our PRC legal counsel, China currently does not have treaties providing for the reciprocal recognition and enforcement of court judgments with the Cayman Islands, United States and many other countries and regions. Therefore, with respect to matters that are not subject to a binding arbitration provision, it may be difficult or impossible to recognize and enforce judgments of any of those non-PRC jurisdictions in a China court.

Our Hong Kong subsidiary could become subject to more influence and/or control of the PRC government if the Hong Kong legal system becomes more integrated into the PRC legal system.

Hong Kong is currently a separate jurisdiction from mainland China. The national laws and regulations of the PRC, including but not limited to the Measures for Cybersecurity Review and other PRC regulations, are not applicable in Hong Kong, except for those listed in the Basic Law of the Hong Kong Special Administrative Region of the PRC (the “Basic Law”). However, such list of national laws and regulations that are applicable in Hong Kong can be expanded by amendment to the Basic Law. There is no assurance that (1) the Basic Law will not be further amended to appl more PRC laws and regulations in Hong Kong, or (2) the PRC and/or Hong Kong government will not take other actions to promote the integration of Hong Kong legal system into the PRC legal system. Our Hong Kong subsidiary could be subject to more influence and/or control of the PRC government or even direct oversight or intervention thereof if the Hong Kong legal system becomes more integrated into the PRC legal system. We cannot assure you that our Hong Kong subsidiary will not be exposed to the similar regulatory and/or policy risks and uncertainties faced by our subsidiaries in mainland China in the future.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities we offer as set forth in the applicable prospectus supplement(s).

DESCRIPTION OF THE SECURITIES

We may issue, offer and sell from time to time, in one or more offerings, the following securities:

•	Class A ordinary shares, including Class A ordinary shares represented by ADSs;
•	preferred shares;
•	debt securities;
•	warrants; and
•	units.

The following is a description of the terms and provisions of our Class A ordinary shares, the ADSs, preferred shares, debt securities, warrants and units, which we may offer and sell using this prospectus. These summaries are not meant to be a complete description of each security. We will set forth in the applicable prospectus supplement a description of the preferred shares, debt securities, warrants, and units, in certain cases, the Class A ordinary shares (including Class A ordinary shares represented by ADSs) that may be offered under this prospectus. The terms of the offering of securities, the offering price and the net proceeds to us, as applicable, will be contained in the prospectus supplement and other offering material relating to such offering. The supplement may also add, update or change information contained in this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each security. You should carefully read this prospectus and any prospectus supplement before you invest in any of our securities.

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company with limited liability and our affairs are governed by our seventh amended and restated memorandum and articles of association, as amended by the special resolution passed during the annual general meeting on November 15, 2019 and by the special resolution passed during the annual general meeting on November 17, 2021, the Companies Act (As Revised) of the Cayman Islands, which is referred to as the Companies Act below, and the common law of the Cayman Islands.

As of the date of this prospectus, the total number of ordinary shares issued and outstanding is 321,832,295, comprising (1) 266,571,715 Class A ordinary shares of par value US$0.0001, including the 6,663,321 Class A ordinary shares held by Best Cars Limited, the nominee of our equity incentive trust that, although legally issued and outstanding, are not deemed outstanding from an accounting perspective, and (2) 55,260,580 Class B ordinary shares of par value US$0.0001.

The following are summaries of material provisions of our currently effective seventh amended and restated memorandum and articles of association, as amended by the special resolution passed during the annual general meeting on November 15, 2019 and by the special resolution passed during the annual general meeting on November 17, 2021 (the “Memorandum and Articles of Association”) and the Companies Act insofar as they relate to the material terms of our ordinary shares. You should read our Memorandum and Articles of Association, which was filed as an exhibit to the 2021 Form 20-F. For information on how to obtain copies of our current memorandum and articles of association, see “Where You Can Find More Information About Us.”

Classes of Ordinary Shares

Our ordinary shares are divided into Class A ordinary shares and Class B ordinary shares. Holders of our Class A ordinary shares and Class B ordinary shares will have the same rights except for voting and conversion rights. Our ordinary shares are issued in registered form and are issued when registered in our register of shareholders. We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Preemptive Rights

Our shareholders do not have preemptive rights.

Limitations or Qualifications

We have a dual-class voting structure such that our ordinary shares consist of Class A ordinary shares and Class B ordinary shares. Each Class A ordinary share shall, on a poll, entitle the holder thereof to one vote on all matters subject to the vote at general meetings of our company, and each Class B ordinary share shall, on a poll, entitle the holder thereof to fifteen (15) votes on all matters subject to the vote at general meetings of our company. Due to the super voting power conferred upon holders of Class B ordinary shares, the voting power of holders of our Class A ordinary shares may be materially limited.

Conversion

Each Class B ordinary share is convertible into one Class A ordinary share at any time by the holder thereof. Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. Upon any sale, transfer, assignment or disposition of any Class B ordinary share by a holder thereof to any person who is not an Affiliate (as defined in our Memorandum and Articles of Association) of such holder, or upon a change of ultimate beneficial ownership of any Class B ordinary share to any person or entity who is not an Affiliate of the registered holder of such share, such Class B ordinary shares will be automatically and immediately converted into an equal number of Class A ordinary shares.

Dividends

The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors, subject to our Memorandum and Articles of Association. In addition, our shareholders may by an ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our directors. Our Memorandum and Articles of Association provide that our directors may, before recommending or declaring any dividend, set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall, in the absolute discretion of our directors, be applicable for meeting contingencies or for equalizing dividends or for any other purpose to which those funds may be properly applied. Under the laws of the Cayman Islands, our company may pay a dividend out of either our profits or share premium account, provided that in no circumstances may a dividend be paid if, immediately after this payment, this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights

Holders of Class A ordinary shares and Class B ordinary shares vote together as a single class on all matters submitted to a vote by our shareholders, except as may otherwise be required by law or provided for in our Memorandum and Articles of Association. In respect of matters requiring shareholders' vote, on a poll, each Class A ordinary share entitles the holder thereof to one vote, and each Class B ordinary share entitles the holder thereof to 15 votes. Voting at any shareholders’ meeting is by show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded. A poll may be demanded by the chairman of such meeting or any shareholder present in person or by proxy at the meeting.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast by those shareholders entitled to vote who are present in person or by proxy at a general meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the outstanding ordinary shares cast by those shareholders entitled to vote who are present or by proxy at a general meeting. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our company, as permitted by the Companies Act and our Memorandum and Articles of Association. A special resolution will be required for important matters such as a change of name or making changes to our Memorandum and Articles of Association. We may, among other things, subdivide or consolidate our shares by ordinary resolution.

General Meetings of Shareholders

As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders' annual general meetings. Our Memorandum and Articles of Association provide that we may (but are not obliged to) in each year hold a general meeting as our annual general meeting in which case we shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors.

Shareholders’ general meetings may be convened by the chairman of our board of directors or a majority of our board of directors. Advance notice of at least seven (7) calendar days is required for the convening of our annual general shareholders' meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of one or more shareholder present or by proxy or, if a corporation or other non-natural person by its duly authorized representative, representing not less than one-third of all votes attaching to the issued and outstanding shares in our company entitled to vote at general meetings.

The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Memorandum and Articles of Association provide that upon the requisition of shareholders representing in aggregate not less than one-third (1/3) of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings as at the date of the deposit of the requisition, our board is obliged to convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our Memorandum and Articles of Association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Transfer of Ordinary Shares

Subject to the restrictions in our Memorandum and Articles of Association as set out below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

Our board of directors may, in its absolute discretion, decline to register any transfer of any share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any share unless:

•	the instrument of transfer is lodged with us, accompanied by the certificate for the shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

•	the instrument of transfer is in respect of only one class of shares;

•	the instrument of transfer is properly stamped, if required;

•	in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four; and

•	a fee of such maximum sum as Nasdaq may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within three calendar months after the date on which the transfer was lodged with us, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice requirement of Nasdaq be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 calendar days in any calendar year as our board may determine.

Liquidation

On a return of capital or the winding up of our company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay the whole of the share capital, the assets will be distributed so that the losses are borne by our shareholders in proportion to the par value of the shares held by them.

Calls on Shares and Forfeiture of Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 calendar days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares

We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our board of directors or by the shareholders by special resolution. Our company may also repurchase any of our shares (including any redeemable shares) on such terms and in such manner as have been approved by our board of directors or by an ordinary resolution of our shareholders. Under the Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if our company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Inspection of Books and Records

Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (save for our Memorandum and Articles, special resolutions of shareholders and our register of mortgages and charges). See “Where You Can Find More Information.”

Variations of Rights of Shares

If at any time, our share capital is divided into different classes of shares, the rights attached to any class of shares may, subject to any rights or restrictions for the time being attached to any class, be materially adversely varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of the class or series. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the Shares of that class, be deemed to be materially adversely varied by, inter alia, the creation, allotment or issue of further Shares ranking pari passu with or subsequent to them or the redemption or purchase of any shares of any class by our company. The rights of the holders of shares shall not be deemed to be materially adversely varied by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.

Limitations on the Rights to Own Class A Ordinary Shares

There are no limitations under the laws of the Cayman Islands or under the Memorandum and Articles of Association that limit the right of non-resident or foreign owners to hold or vote Class A ordinary shares, other than anti-takeover provisions contained in the Memorandum and Articles of Association which may limit the ability of others to acquire control of our company or cause our company to engage in change-of-control transactions.

Anti-Takeover Provisions

Some provisions of our Memorandum and Articles of Association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:

•	authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders; and
•	limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our Memorandum and Articles of Association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Ownership Threshold

There are no provisions under Cayman Islands law applicable to the Company, or under the Memorandum and Articles of Association, requiring the Company to disclose shareholder ownership above any particular ownership threshold.

Exempted Company

We are an exempted company with limited liability under the Companies Law. The Companies Law distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

•	does not have to file an annual return of its shareholders with the Registrar of Companies;
•	is not required to open its register of members for inspection;
•	does not have to hold an annual general meeting;
•	may issue negotiable or bearer shares or shares with no par value;
•	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);
•	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;
•	may register as a limited duration company; and
•	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of our company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England, but does not follow recent English statutory enactments and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

	Cayman Islands	Delaware
Mergers and Similar Arrangements

The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (1) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (2) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a declaration as to the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose a company is a “parent” of a subsidiary if it holds issued shares that together represent at least 90% of the votes at a general meeting of the subsidiary.

Under Delaware law, with certain exceptions, a merger, a consolidation, or a sale, lease or exchange of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. However, unless required by its certificate of incorporation, approval is not required by the holders of the outstanding stock of a constituent corporation surviving a merger if:

•      the merger agreement does not amend in any respect its certificate of incorporation;

•      each share of its stock outstanding prior to the merger will be an identical share of stock following the merger; and

•       either no shares of the surviving corporation’s common stock and no shares, securities or obligations convertible into such stock will be issued or delivered pursuant to the merger, or the authorized unissued shares or treasury shares of the surviving corporation’s common stock to be issued or delivered pursuant to the merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered pursuant to the merger do not exceed 20% of the shares of the surviving corporation’s common stock outstanding immediately prior to the effective date of the merger.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provide the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the Grand Court of the Cayman Islands can be expected to approve the arrangement if it determines that:

•       the statutory provisions as to the required majority vote have been met;

•       the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

•       the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

•       the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, or if a tender offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) which permit a minority shareholder to commence a class action against or derivative actions in the name of our company to challenge actions where:

•       a company acts or proposes to act illegally or ultra vires and is therefore incapable of ratification by the shareholders;

•       the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

•        those who control our company are perpetrating a “fraud on the minority.”

Class actions and derivative actions generally are available to stockholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court generally has discretion to permit a winning plaintiff to recover attorneys’ fees incurred in connection with such action.

Indemnification of Directors, Officers, Agents and Others and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Memorandum and Articles of Association provide that that we shall indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officer, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our Memorandum and Articles of Association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

A corporation has the power to indemnify any director, officer, employee, or agent of the corporation who was, is or is threatened to be made a party to an action, suit or proceeding who acted in good faith and in a manner they believed to be in the best interests of the corporation, and if with respect to a criminal proceeding, had no reasonable cause to believe his or her conduct would be unlawful, against amounts actually and reasonably incurred. Additionally, under the Delaware General Corporation Law, a Delaware corporation must indemnify its present or former directors and officers against expenses (including attorneys’ fees) actually and reasonably incurred to the extent that the officer or director has been successful on the merits or otherwise in defense of any action, suit or proceeding brought against him or her by reason of the fact that he or she is or was a director or officer of the corporation.

Directors’ Fiduciary Duties

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company—a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party.

A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care to protect the interests of the corporation and a fiduciary duty of loyalty to act in the best interests of the company and its stockholders. The duty of care requires that directors act in an informed and deliberative manner and inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing and investigating the conduct of the corporation’s employees. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the stockholders.

Shareholder Action by Written Consent	The Companies Act and our Memorandum and Articles of Association provide that our shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.	Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation.

Shareholder Proposals	The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Memorandum and Articles of Association allow our shareholders holding in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders' meeting, our Memorandum and Articles of Association do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, we may but are not obliged by law to call shareholders' annual general meetings.	Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

Cumulative Voting	There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our Memorandum and Articles of Association do not provide for cumulative voting.	Under the Delaware law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it.

Removal of Directors	Nomination and removal of directors and filling of board vacancies are governed by the terms of the articles of association. Under our Memorandum and Articles of Association, directors may be removed with or without cause, by an ordinary resolution of our shareholders. An appointment of a director may be on terms that the director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the Company and the director, if any; but no such term shall be implied in the absence of express provision. Each director whose term of office expires shall be eligible for re-election at a meeting of the Shareholders or reappointment by the Board. In addition, a directors office shall be vacated if the director (1) becomes bankrupt or makes any arrangement or composition with his creditors; (2) dies or is found to be or becomes of unsound mind; (3) resigns his office by notice in writing to our company; (4) without special leave of absence from our board of directors, is absent from three consecutive meetings of the board and the board resolves that his office be vacated; or (5) is removed from office pursuant to any other provisions of our Memorandum and Articles of Association.	Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.

Transactions with Interested Shareholders	Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, the directors of the Company are required to comply with the fiduciary duties which they owe to our company under Cayman Islands law, including the duty to ensure that, in their opinion, any such transaction are entered into bona fide in the best interests of our company, and are entered into for proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.	The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Dissolution; Winding Up	Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if our company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act and our Memorandum and Articles of Association, our company may be dissolved, liquidated or wound up by a special resolution of our shareholders.	Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Variation of Rights of Shares	Under Cayman Islands law and our Memorandum and Articles of Association, if our share capital is divided into more than one class of shares, we may materially adversely vary the rights attached to any class with the written consent of the holders of two-thirds of the issued shares of that class or with the sanction of ordinary special resolution passed at a separate meeting of the holders of the shares of that class.	Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise.

Amendment of Governing Documents	Under the Companies Act and our Memorandum and Articles of Association, our memorandum and articles of association may only be amended by a special resolution of our shareholders.	Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

The Bank of New York Mellon, as depositary, will register and deliver the ADSs. Each ADS represents ownership of 16 Class A ordinary shares, deposited with The Hongkong and Shanghai Banking Corporation Limited, as custodian for the depositary in Hong Kong. Each ADS will also represent any other securities, cash or other property which may be held by the depositary. The deposited Class A ordinary shares together with any other securities, cash or other property held by the depositary are referred to as the deposited securities. The depositary’s principal executive office at which the ADSs will be administered is located at 240 Greenwich Street, New York, New York 10286.

You may hold ADSs either (A) directly (i) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having uncertificated ADSs registered in your name, or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution that is a direct or indirect participant in The Depository Trust Company, also called DTC. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Registered holders of uncertificated ADSs will receive statements from the depositary confirming their holdings.

As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. The laws of the Cayman Islands govern shareholder rights. The depositary will be the holder of the Class A ordinary shares underlying your ADSs. As a registered holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary, ADS holders and all other persons indirectly or beneficially holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR which contains the terms of your ADSs. The deposit agreement has been filed with the SEC as an exhibit to a registration statement on Form F-6 (File No. 333-227940) for our company. The form of ADR is on file with the SEC (as a prospectus) and was filed on October 23, 2018.

Dividends and Other Distributions

How will you receive dividends and other distributions on the Class A ordinary shares?

The depositary has agreed to pay or distribute to ADS holders the cash dividends or other distributions it or the custodian receives on Class A ordinary shares or other deposited securities, upon payment or deduction of its fees and expenses. You will receive these distributions in proportion to the number of Class A ordinary shares your ADSs represent.

•

Cash. The depositary will convert any cash dividend or other cash distribution we pay on the Class A ordinary shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. See “Taxation.” The depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some of the value of the distribution.

•	Class A Ordinary Shares. The depositary may distribute additional ADSs representing any Class A ordinary shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell Class A ordinary shares which would require it to deliver a fraction of an ADS (or ADSs representing those Class A ordinary shares) and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new Class A ordinary shares. The depositary may sell a portion of the distributed Class A ordinary shares (or ADSs representing those Class A ordinary shares) sufficient to pay its fees and expenses in connection with that distribution.
•	Rights to purchase additional shares. If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the depositary may (1) exercise those rights on behalf of ADS holders, (2) distribute those rights to ADS holders or (3) sell those rights and distribute the net proceeds to ADS holders, in each case after deduction or upon payment of its fees and expenses. To the extent the depositary does not do any of those things, it will allow the rights to lapse. In that case, you will receive no value for them. The depositary will exercise or distribute rights only if we ask it to and provide satisfactory assurances to the depositary that it is legal to do so. If the depositary will exercise rights, it will purchase the securities to which the rights relate and distribute those securities or, in the case of Class A ordinary shares, new ADSs representing the new Class A ordinary shares, to subscribing ADS holders, but only if ADS holders have paid the exercise price to the depositary. U.S. securities laws may restrict the ability of the depositary to distribute rights or ADSs or other securities issued on exercise of rights to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.
•	Other Distributions. The depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution. U.S. securities laws may restrict the ability of the depositary to distribute securities to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our Class A ordinary shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposits Class A ordinary shares or evidence of rights to receive Class A ordinary shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

How can ADS holders withdraw the deposited securities?

You may surrender your ADSs to the depositary for the purpose of withdrawal. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the Class A ordinary shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its office, if feasible. However, the depositary is not required to accept surrender of ADSs to the extent it would require delivery of a fraction of a deposited share or other security. The depositary may charge you a fee and its expenses for instructing the custodian regarding delivery of deposited securities.

How do ADS holders interchange between certificated ADSs and uncertificated ADSs?

You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.

Voting Rights

How do you vote?

ADS holders may instruct the depositary how to vote the number of deposited Class A ordinary shares their ADSs represent. If we request the depositary to solicit your voting instructions (and we are not required to do so), the depositary will notify you of a shareholders’ meeting and send or make voting materials available to you. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary. The depositary will try, as far as practical, subject to the laws of the Cayman Islands and the provisions of our articles of association or similar documents, to vote or to have its agents vote the Class A ordinary shares or other deposited securities as instructed by ADS holders. If we do not request the depositary to solicit your voting instructions, you can still send voting instructions, and, in that case, the depositary may try to vote as you instruct, but it is not required to do so.

Except by instructing the depositary as described above, you will not be able to exercise voting rights unless you surrender your ADSs and withdraw the Class A ordinary shares. However, you may not know about the meeting enough in advance to withdraw the Class A ordinary shares. In any event, the depositary will not exercise any discretion in voting deposited securities and it will only vote or attempt to vote as instructed.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise voting rights and there may be nothing you can do if your shares are not voted as you requested.

If we asked the depositary to solicit your instructions at least 30 days before the meeting date, but the depositary does not receive voting instructions from you by the specified date and we confirm to the depositary that:

•	we wish to receive a proxy to vote uninstructed shares;
•	we reasonably do not know of any substantial shareholder opposition to a particular question; and
•	the particular question is not materially adverse to the interests of shareholders,

the depositary will consider you to have authorized and directed it to give, and it will give, a discretionary proxy to a person designated by us to vote the number of deposited securities represented by your ADSs as to that question.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to the deposited Class A ordinary shares, if we request the depositary to disseminate a notice, we will give the depositary notice of the meeting, details concerning the matters to be voted upon and copies of materials to be made available to the ADS holders in connection with the meeting not less than 30 days prior to the meeting date.

Fees and Expenses

Persons depositing or withdrawing Class A ordinary shares or ADS holders must pay:	For:
US$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)	Issuance of ADSs, including issuances resulting from a distribution of Class A ordinary shares or rights or other property

Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates

US$.05 (or less) per ADS	Any cash distribution of ADS holders

A fee equivalent to the fee that would be payable if securities distributed to you had been Class A ordinary shares and the Class A ordinary shares had been deposited for issuance of ADSs	Distribution of securities distributed to holders of deposited securities (including rights) that are distributed by the depositary to ADS holders
US$.05 (or less) per ADS per calendar year	Depositary services

Registration or transfer fees	Transfer and registration of Class A ordinary shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw Class A ordinary shares

Expenses of the depositary	Cable and facsimile transmissions (when expressly provided in the deposit agreement)

Converting foreign currency to U.S. dollars

Taxes and other governmental charges the depositary or the custodian has to pay on any ADSs or Class A ordinary shares underlying ADSs, such as stock transfer taxes, stamp duty or withholding taxes	As necessary

Any charges incurred by the depositary or its agents for servicing the deposited securities	As necessary

The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing Class A ordinary shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable (or by selling a portion of securities or other property distributable) to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

From time to time, the depositary may make payments to us to reimburse us for costs and expenses generally arising out of establishment and maintenance of the ADS program, waive fees and expenses for services provided to us by the depositary or share revenue from the fees collected from ADS holders. In performing its duties under the deposit agreement, the depositary may use brokers, dealers, foreign currency dealers or other service providers that are owned by or affiliated with the depositary and that may earn or share fees, spreads or commissions.

The depositary may convert currency itself or through any of its affiliates and, in those cases, acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the deposit agreement and the rate that the depositary or its affiliate receives when buying or selling foreign currency for its own account. The depositary makes no representation that the exchange rate used or obtained in any currency conversion under the deposit agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to ADS holders, subject to the depositary’s obligations under the deposit agreement. The methodology used to determine exchange rates used in currency conversions is available upon request.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until those taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.

Tender and Exchange Offers; Redemption, Replacement or Cancellation of Deposited Securities

The depositary will not tender deposited securities in any voluntary tender or exchange offer unless instructed to do by an ADS holder surrendering ADSs and subject to any conditions or procedures the depositary may establish.

If deposited securities are redeemed for cash in a transaction that is mandatory for the depositary as a holder of deposited securities, the depositary will call for surrender of a corresponding number of ADSs and distribute the net redemption money to the holders of called ADSs upon surrender of those ADSs.

If there is any change in the deposited securities such as a sub-division, combination or other reclassification, or any merger, consolidation, recapitalization or reorganization affecting the issuer of deposited securities in which the depositary receives new securities in exchange for or in lieu of the old deposited securities, the depositary will hold those replacement securities as deposited securities under the deposit agreement. However, if the depositary decides it would not be lawful and practical to hold the replacement securities because those securities could not be distributed to ADS holders or for any other reason, the depositary may instead sell the replacement securities and distribute the net proceeds upon surrender of the ADSs.

If there is a replacement of the deposited securities and the depositary will continue to hold the replacement securities, the depositary may distribute new ADSs representing the new deposited securities or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

If there are no deposited securities underlying ADSs, including if the deposited securities are cancelled, or if the deposited securities underlying ADSs have become apparently worthless, the depositary may call for surrender or of those ADSs or cancel those ADSs upon notice to the ADS holders.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How may the deposit agreement be terminated?

The depositary will initiate termination of the deposit agreement if we instruct it to do so. The depositary may initiate termination of the deposit agreement if

•	60 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment;

•	we delist our shares from an exchange on which they were listed and do not list the shares on another exchange;

•	we appear to be insolvent or enter insolvency proceedings;

•	all or substantially all the value of the deposited securities has been distributed either in cash or in the form of securities;

•	there are no deposited securities underlying the ADSs or the underlying deposited securities have become apparently worthless; or

•	there has been a replacement of deposited securities.

If the deposit agreement will terminate, the depositary will notify ADS holders at least 90 days before the termination date. At any time after the termination date, the depositary may sell the deposited securities. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. Normally, the depositary will sell as soon as practicable after the termination date.

After the termination date and before the depositary sells, ADS holders can still surrender their ADSs and receive delivery of deposited securities, except that the depositary may refuse to accept a surrender for the purpose of withdrawing deposited securities or reverse previously accepted surrenders of that kind if it would interfere with the selling process. The depositary may refuse to accept a surrender for the purpose of withdrawing sale proceeds until all the deposited securities have been sold. The depositary will continue to collect distributions on deposited securities, but, after the termination date, the depositary is not required to register any transfer of ADSs or distribute any dividends or other distributions on deposited securities to the ADSs holder (until they surrender their ADSs) or give any notices or perform any other duties under the deposit agreement except as described in this paragraph.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

•	are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith, and the depositary will not be a fiduciary or have any fiduciary duty to holders of ADSs;

•	are not liable if we are or it is prevented or delayed by law or by events or circumstances beyond our or its ability to prevent or counteract with reasonable care or effort from performing our or its obligations under the deposit agreement;

•	are not liable if we or it exercises discretion permitted under the deposit agreement;

•	are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

•	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;

•	may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person;

•	are not liable for the acts or omissions of any securities depository, clearing agency or settlement system; and

•	the depositary has no duty to make any determination or provide any information as to our tax status, or any liability for any tax consequences that may be incurred by ADS holders as a result of owning or holding ADSs or be liable for the inability or failure of an ADS holder to obtain the benefit of a foreign tax credit, reduced rate of withholding or refund of amounts withheld in respect of tax or any other tax benefit.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of ADSs, make a distribution on ADSs, or permit withdrawal of Class A ordinary shares, the depositary may require:

•	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any Class A ordinary shares or other deposited securities;

•	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•	compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Your Right to Receive the Class A Ordinary Shares Underlying your ADSs

ADS holders have the right to cancel their ADSs and withdraw the underlying Class A ordinary shares at any time except:

•	when temporary delays arise because: (1) the depositary has closed its transfer books or we have closed our transfer books; (2) the transfer of Class A ordinary shares is blocked to permit voting at a shareholders’ meeting; or (3) we are paying a dividend on our Class A ordinary shares;

•	when you owe money to pay fees, taxes and similar charges; or

•	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of Class A ordinary shares or other deposited securities

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the Direct Registration System, also referred to as DRS, and Profile Modification System, also referred to as Profile, will apply to the ADSs. DRS is a system administered by DTC that facilitates interchange between registered holding of uncertificated ADSs and holding of security entitlements in ADSs through DTC and a DTC participant. Profile is feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of uncertificated ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery as described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile system and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.

Shareholder Communications; Inspection of Register of Holders of ADSs

The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.

Jury Trial Waiver

The deposit agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law.

Arbitration Provision

The deposit agreement gives the depositary or an ADS holder asserting a claim against us the right to require us to submit that claim to binding arbitration in New York under the International Arbitration Rules of the American Arbitration Association, including any securities law claim. However, a claimant could also elect not to submit its securities law claim to arbitration and instead bring such claim in any court having jurisdiction of it. The deposit agreement does not give us the right to require anyone to submit such claim to arbitration.

DESCRIPTION OF PREFERRED SHARES

Our board of directors has the authority, without further action by our shareholders, to issue preferred shares in one or more series and to fix their designations, powers, preferences, privileges, and relative participating, optional or special rights and the qualifications, limitations or restrictions, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights associated with our ordinary shares. Preferred shares could be issued quickly with terms calculated to delay or prevent a change in control of our company or make removal of management more difficult. Although we do not currently intend to issue any preferred shares, we cannot assure you that we will not do so in the future.

As of the date of this prospectus, there are no issued and outstanding preferred shares of any series. The material terms of any series of preferred shares that we offer, together with any material U.S. federal income tax considerations relating to such preferred shares, will be described in the applicable prospectus supplement.

Holders of our preferred shares are entitled to certain rights and subject to certain conditions as set forth in our currently effective memorandum and articles of association and the Companies Act. See “Description of Share Capital.”

DESCRIPTION OF DEBT SECURITIES

We may issue series of debt securities, which may include debt securities exchangeable for or convertible into ordinary shares or preferred shares. When we offer to sell a particular series of debt securities, we will describe the specific terms of that series in a supplement to this prospectus. The following description of debt securities will apply to the debt securities offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of debt securities may specify different or additional terms.

The debt securities offered by this prospectus may be secured or unsecured, and may be senior debt securities, senior subordinated debt securities or subordinated debt securities. The debt securities offered by this prospectus may be issued under an indenture between us and the trustee under the indenture. The indenture may be qualified under, subject to, and governed by, the Trust Indenture Act of 1939, as amended. We have summarized selected portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement on Form F-3, of which this prospectus is a part, and you should read the indenture for provisions that may be important to you.

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and detailed or determined in the manner provided in a board of directors’ resolution, an officers’ certificate and by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to the series, including any pricing supplement.

We may issue any amount of debt securities under the indenture, which may be in one or more series with the same or different maturities, at par, at a premium or at a discount. We will set forth in a prospectus supplement, including any related pricing supplement, relating to any series of debt securities being offered, the offering price, the aggregate principal amount offered and the terms of the debt securities, including, among other things, the following:

•	the title of the debt securities;
•	the price or prices (expressed as a percentage of the aggregate principal amount) at which we will sell the debt securities;
•	any limit on the aggregate principal amount of the debt securities;
•	the date or dates on which we will repay the principal on the debt securities and the right, if any, to extend the maturity of the debt securities;
•	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will be payable and any regular record date for any interest payment date;
•	the place or places where the principal of, premium, and interest on the debt securities will be payable, and where the debt securities of the series that are convertible or exchangeable may be surrendered for conversion or exchange;
•	any obligation or right we have to redeem the debt securities pursuant to any sinking fund or analogous provisions or at the option of holders of the debt securities or at our option, and the terms and conditions upon which we are obligated to or may redeem the debt securities;
•	any obligation we have to repurchase the debt securities at the option of the holders of debt securities, the dates on which and the price or prices at which we will repurchase the debt securities and other detailed terms and provisions of these repurchase obligations;
•	the denominations in which the debt securities will be issued;
•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;
•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;
•	the currency of denomination of the debt securities;
•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•	if payments of principal of, premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;
•	the manner in which the amounts of payment of principal of, premium or interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;
•	any provisions relating to any security provided for the debt securities;
•	any addition to or change in the events of default described in the indenture with respect to the debt securities and any change in the acceleration provisions described in the indenture with respect to the debt securities;
•	any addition to or change in the covenants described in the indenture with respect to the debt securities;
•	whether the debt securities will be senior or subordinated and any applicable subordination provisions;
•	a discussion of material income tax considerations applicable to the debt securities;
•	any other terms of the debt securities, which may modify any provisions of the indenture as it applies to that series; and
•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

We may issue debt securities that are exchangeable for and/or convertible into ordinary shares or preferred shares. The terms, if any, on which the debt securities may be exchanged and/or converted will be set forth in the applicable prospectus supplement. Such terms may include provisions for exchange or conversion, which can be mandatory, at the option of the holder or at our option, and the manner in which the number of ordinary shares, preferred shares or other securities to be received by the holders of debt securities would be calculated.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the U.S. federal income tax considerations, and other special considerations applicable to any of these debt securities in the applicable prospectus supplement. If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

We may issue debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, unless we otherwise specify in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue and offer warrants under the material terms and conditions described in this prospectus and any accompanying prospectus supplement. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

General

We may issue warrants to purchase our ordinary shares, preferred shares or debt securities. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

Equity Warrants

Each equity warrant issued by us will entitle its holder to purchase the equity securities designated at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Equity warrants may be issued separately or together with equity securities.

The equity warrants are to be issued under equity warrant agreements to be entered into between us and one or more banks or trust companies, as equity warrant agent, as will be set forth in the applicable prospectus supplement and this prospectus.

The particular terms of the equity warrants, the equity warrant agreements relating to the equity warrants and the equity warrant certificates representing the equity warrants will be described in the applicable prospectus supplement, including, as applicable:

•	the title of the equity warrants;
•	the offering price;
•	the aggregate amount of equity warrants and the aggregate amount of equity securities purchasable upon exercise of the equity warrants;
•	the currency or currency units in which the offering price, if any, and the exercise price are payable;
•	if applicable, the designation and terms of the equity securities with which the equity warrants are issued, and the amount of equity warrants issued with each equity security;
•	the date, if any, on and after which the equity warrants and the related equity security will be separately transferable;
•	if applicable, the minimum or maximum amount of the equity warrants that may be exercised at any one time;
•	the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;
•	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the equity warrants;
•	anti-dilution provisions of the equity warrants, if any;
•	redemption or call provisions, if any, applicable to the equity warrants; and
•	any additional terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants.

Holders of equity warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matters, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the equity warrants.

Debt Warrants

Each debt warrant issued by us will entitle its holder to purchase the debt securities designated at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Debt warrants may be issued separately or together with debt securities.

The debt warrants are to be issued under debt warrant agreements to be entered into between us, and one or more banks or trust companies, as debt warrant agent, as will be set forth in the applicable prospectus supplement and this prospectus.

The particular terms of each issue of debt warrants, the debt warrant agreement relating to the debt warrants and the debt warrant certificates representing debt warrants will be described in the applicable prospectus supplement, including, as applicable:

•	the title of the debt warrants;
•	the offering price;
•	the title, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;
•	the currency or currency units in which the offering price, if any, and the exercise price are payable;
•	the title and terms of any related debt securities with which the debt warrants are issued and the amount of the debt warrants issued with each debt security;
•	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;
•	the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which that principal amount of debt securities may be purchased upon exercise of each debt warrant;
•	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;
•	the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;
•	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the debt warrants;
•	whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;
•	anti-dilution provisions of the debt warrants, if any;
•	redemption or call provisions, if any, applicable to the debt warrants; and
•	any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and, if in registered form, may be presented for registration of transfer, and debt warrants may be exercised at the corporate trust office of the debt warrant agent or any other office indicated in the related prospectus supplement. Before the exercise of debt warrants, holders of debt warrants will not be entitled to payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon exercise of the debt warrants, or to enforce any of the covenants in the indentures governing such debt securities.

DESCRIPTION OF UNITS

We may issue units composed of any combination of our Class A ordinary shares, ADSs, preferred shares, debt securities or warrants. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements and depositary arrangements, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before we issue a series of units. See “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” above for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference or free writing prospectus may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;
•	whether the units will be issued in fully registered or global form; and
•	any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Shares Capital,” “Description of American Depositary Shares,” “Description of Preferred Shares,” “Description of Debt Securities” and “Description of Warrants” above, will apply to each unit and to each security included in each unit, respectively.

PLAN OF DISTRIBUTION

We may sell or distribute the securities offered by this prospectus, from time to time, in one or more offerings, as follows:

•	through agents;
•	to dealers or underwriters for resale;
•	directly to purchasers;
•	in “at-the-market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise; or
•	through a combination of any of these methods of sale.

The prospectus supplement with respect to the securities may state or supplement the terms of the offering of the securities.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting for us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

Our securities distributed by any of these methods may be sold to the public, in one or more transactions, either:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to prevailing market prices; or
•	at negotiated prices.

The prospectus supplement relating to any offering will identify or describe:

•	any terms of the offering;
•	any underwriter, dealers or agents;
•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
•	the net proceeds to us;
•	the purchase price of the securities;
•	any delayed delivery arrangements;
•	any over-allotment options under which underwriters may purchase additional securities from us;
•	the public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any exchange on which the securities will be listed.

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. We may change from time to time any public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. The prospectus supplement will include the names of the principal underwriters the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.

We may also sell securities directly to one or more purchasers without using underwriters or agents. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment. We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Unless otherwise specified in the applicable prospectus supplement or any free writing prospectus, each class or series of securities offered will be a new issue with no established trading market, other than our Class A ordinary shares represented by ADSs, which are listed on the Nasdaq Capital Market. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities, if any, from us in the offering. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may close out any covered short position by either exercising their over-allotment option or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. “Naked” short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the Nasdaq Capital Market or otherwise and, if commenced, may be discontinued at any time.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment.

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities offered by this prospectus or otherwise.

TAXATION

Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, Cayman Islands companies do not have standing to sue before the federal courts of the United States.

Most of our, our subsidiaries’ and the VIEs’ operations are conducted in mainland China, and most of our, our subsidiaries’ and the VIEs’ assets are located in mainland China. In addition, substantially all of our directors and officers, except for Ms. Wendy Hayes, are nationals and/or residents of the PRC, and all or a substantial portion of such persons’ assets are located in mainland China. As a result, it may be difficult or impossible for you to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors. See “Risk Factors — Risks Related to Doing Business in China — There are difficulties in bringing actions and enforcing foreign judgments in China against us, our management or our assets.”

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the state and federal courts of the United States in connection with this offering.

Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law, and Shihui Partners, our counsel as to PRC law, have advised us that there is uncertainty as to whether the courts of the Cayman Islands or the PRC would, respectively, (1) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States and (2) entertain original actions brought in the Cayman Islands or the PRC against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Cayman Islands

Maples and Calder (Hong Kong) LLP has informed us that the uncertainty with regard to Cayman Islands law relates to whether a judgment obtained from the United States courts under the civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman company. Because the courts of the Cayman Islands have yet to rule on whether such judgments are penal or punitive in nature, it is uncertain whether they would be enforceable in the Cayman Islands.

In addition, Maples and Calder (Hong Kong) LLP has advised us that although there is no statutory recognition in the Cayman Islands of judgments obtained in the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands will, at common law, recognize and enforce a foreign money judgment obtained in a foreign court of competent jurisdiction (other than certain judgments of a superior court of any state of the Commonwealth of Australia) without any re-examination of the merits of the underlying dispute based on the principal that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the liquidated sum for which such judgment has been given, provided such judgment (i) is final and conclusive, (ii) is one in respect of which the foreign court had jurisdiction over the defendant according to Cayman Islands conflict of law rules, (iii) is either for a liquidated sum not in respect of penalties or taxes or a fine, a penalty or similar fiscal or revenue obligations or, in certain circumstances, for in personam non-money relief, and (iv) was neither obtained in a manner, nor is of a kind enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

China

Shihui Partners has advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. As of the date of this prospectus, there existed no treaty or other form of reciprocity between China and the United States governing the recognition and enforcement of foreign judgments. Shihui Partners has advised us further that, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment if they decide that the judgment violates the basic principles of PRC laws or state sovereignty, security or public interest. As a result, there is uncertainty whether and on what basis a PRC court would enforce judgments rendered by United States courts.

LEGAL MATTERS

We are being represented by Wilson Sonsini Goodrich & Rosati, Professional Corporation with respect to certain legal matters of United States federal securities and New York state law. The validity of the Class A ordinary shares represented by the ADSs, preferred shares, and legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters as to PRC law will be passed upon for us by Shihui Partners. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering. Wilson Sonsini Goodrich & Rosati, Professional Corporation may reply upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law. Wilson Sonsini Goodrich & Rosati, Professional Corporation and Maples and Calder (Hong Kong) LLP may reply upon Shihui Partners with respect to matters governed by PRC law.

EXPERTS

Our consolidated financial statements as of and for the years ended December 31, 2019, 2020 and 2021, which are incorporated in this prospectus by reference to the 2021 Form 20-F, have been so incorporated in reliance on the report of Marcum Bernstein & Pinchuk LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The registered business address of Marcum Bernstein & Pinchuk LLP is 7 Penn Plaza, Suite 830, New York, NY 10001.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and Section 16 short swing profit reporting for our officers and directors and for holders of more than 10% of our Class A ordinary shares. All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov or inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 or visit the SEC website for further information on the operation of the public reference rooms. We also maintain a website at http://ir.tuanche.com/, but information on our website, however, is not, and should not be deemed to be, a part of this prospectus or any prospectus supplement. You should not regard any information on our website as a part of this prospectus or any prospectus supplement.

This prospectus is part of a registration statement we have filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus and any prospectus supplement concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Memorandum and Articles of Association provide that that we shall indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officer, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our Memorandum and Articles of Association. A form of the indemnification agreements has been filed as Exhibit 10.2 to our registration statement on Form F-1 (File No. 333-227940) filed with the SEC on October 23, 2018.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Any underwriting agreement entered into in connection with an offering of securities will also provide for indemnification of us and our officers and directors in certain cases.

Item 9.	Exhibits.

See Exhibit Index beginning on page II-4 of this registration statement.

Item 10.	Undertakings.

(A)	The undersigned registrant hereby undertakes:
	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
		(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended, or the Securities Act;

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(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or any decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Exchange Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Exchange Act or Rule 3-19 of Regulation S-K if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Form F-3.
(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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	(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(6)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
	(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
	(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
	(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(B)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(C)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(D)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act of 1939, as amended (the “Act”), in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

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EXHIBIT INDEX

Exhibit Number	Description of Document

1.1*	Form of Underwriting Agreement

4.1	Registrant’s Specimen Certificate for Class A ordinary shares (incorporated by reference to Exhibit 4.2 to the registration statement on Form F-1 (File No. 333-227940), as amended, initially filed with the SEC on October 23, 2018)

4.2	Form of Deposit Agreement, among TuanChe Limited, The Bank of New York Mellon, as the depositary and the holders and beneficial owners of American Depositary Shares issued thereunder (incorporated by reference to Exhibit 1 to the registration statement on Form F-6 (File No. 333-227941), as amended, initially filed with the SEC on October 23, 2018)

4.3	Registrant’s Specimen American Depositary Receipt (incorporated by reference to Exhibit 4.1 to the registration statement on Form F-1 (File No. 333-227940), as amended, initially filed with the SEC on October 23, 2018)

4.4*	Specimen Preferred Share Certificate and Form of Certificate of Designations of Preferred Shares

4.5†	Form of Indenture

4.6*	Form of Debt Security

4.7*	Form of Warrant

4.8*	Form of Warrant Agreement

5.1†	Opinion of Maples and Calder (Hong Kong) LLP regarding the validity of the securities

5.2*	Opinion of Opinion of Wilson Sonsini Goodrich & Rosati regarding the validity of the securities

8.1*	Opinion of Maples and Calder (Hong Kong) LLP regarding certain Cayman Islands tax matters

8.2*	Opinion of Shihui Partners regarding certain PRC tax matters

23.1	Consent of Marcum Bernstein & Pinchuk LLP

23.2†	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1).

23.3*	Consent of Wilson Sonsini Goodrich & Rosati (included in Exhibit 5.2).

23.4	Consent of Shihui Partners

24.1†	Powers of Attorney (included as part of signature page of Part II of this registration statement)

25.1**	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of the Trustee under the Indenture

107†	Exhibit Filing Fees

*	To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed under the Exchange Act and incorporated herein by reference.

**	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

†	Previously filed

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China, on August 2, 2022.

TuanChe Limited

By:	/s/ Wei Wen
Name:	Wei Wen
Title:	Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Wei Wen Wei Wen	Chairman and Chief Executive Office (principal executive officer)	August 2, 2022

* Jianchen Sun	Director and President	August 2, 2022

* Wendy Hayes	Independent Director	August 2, 2022

* Zijing Zhou	Independent Director	August 2, 2022

* Fei Han	Independent Director	August 2, 2022

* Chenxi Yu	Deputy Chief Financial Officer (principal financial and accounting officer)	August 2, 2022

* By	/s/ Wei Wen
Name: Wei Wen
Attorney-in-fact

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SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of TuanChe Limited, has signed this registration statement in New York, United States of America on August 2, 2022.

Authorized U.S. Representative Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Sr. Vice President on behalf of Cogency Global Inc.

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